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                                                               EXHIBIT 10.14

                               [EPIC letterhead]

     5301 Tokay Boulevard, Madison, WI 53711



                      STANDARD MULTI-DIRECTORY LICENSE AND
                               SUPPORT AGREEMENT

This Agreement is made between Epic Systems Corporation, a Wisconsin corporation which is located at 5301 Tokay Boulevard, Madison, Wisconsin 53711 ("Epic"); and the TriZetto Group, a Delaware corporation having its principal place of business at 567 San Nicholas Drive, Ste. 360, Newport Beach, CA 92660 ("You").



Epic and You agree as follows:


1. DEFINITIONS

The definitions provided on Appendix A shall apply to this Agreement.

2. LICENSE

         a. GENERAL. Epic hereby grants You a non-exclusive license to use the Program Property during the term of this Agreement, subject to the limitations set forth in the terms and conditions of this Agreement and the Exhibits hereto.

         b. LIMITATIONS. This license is limited as follows: (i) You are licensed to use the licensed Program Property and third party software in connection with the provisions of Service Bureau Services only; (ii) You are not permitted to sell or grant sublicenses; (iii) You will not permit Your Annual Volume to exceed the Licensed Volume for any Item of Program Property without first obtaining an upgraded license pursuant to
                  Section 6(c); (iv) You will not offer to sell or sell Service Bureau Services which utilize the Program Property to entities or organizations that employ, directly or indirectly, one hundred (100) or more physicians without the express written consent of Epic; and (v) You will use the Program Property in accordance with other restrictions in this Agreement. The restriction in (iv) above shall not apply to existing MedPartners Affiliates who currently have actual patient data processed utilizing the Program Property and who become customers of Yours within 180 days of the date of this Agreement.

         c. OWNERSHIP. The grant of this license does not confer on You any right of ownership to any form of the Program



[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.



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                  Property (whether Code or Documentation). All Program Property remains the property of Epic.

         d. SUBLICENSE FOR OPERATING ENVIRONMENT SOFTWARE. You agree to obtain a sublicense to and the maintenance for the Operating Environment software from [*] used in conjunction with the Program Property through Epic at Epic's then standard fees for such sublicense and maintenance. Epic believes that its standard fees for such sublicenses and maintenance are competitive with the fees for such sublicenses and maintenance charged by [*]. The terms of the [*] attached hereto applies and sets forth the terms of Your sublicense to the Operating Environment Software. [*] prices are based on [*] being licensed. The [*] may not be readily ascertainable until after the installation process has begun. IF "TBD" is listed for the [*] Operating Environment software on Exhibit 1(a), then the number of [*] and associated license and maintenance fees will be determined during the installation process and agreed to by Change Order. To the extent legally possible, Epic will transfer to You [*] issued by Epic and [*]. You will be responsible for any charges associated with such transfers.

         e. SUBLICENSE FOR OTHER THIRD PARTY SOFTWARE AND DATA. Except where the price is specified as "TBD" on Exhibit 1(a), You are granted a sublicense to the Other Third Party Software and Data and You agree to pay the fees specified on Exhibit 1(a) with respect to such items. The terms of the following addenda attached hereto apply and set forth the terms of Your sublicense to these items: for the [*] from [*]; for the [*] software, the [*]; for the [*], the [*]; for the images from the [*], the [*]; and for the [*], the [*]. Your use of the Other Third Party Software and Data is also limited as set forth on Exhibit 1(a) under "Additional Billing Information" for each such item. In addition, Your license to use the Other Third Party Software and Data is limited solely to use in conjunction with Your licensed use of the Program Property. IF "TBD" is listed for any of the Other Third Party Software and Data, then such item may be added by Change Order during the installation process. Once added, such item will be licensed as if it were included under the Additional Billing Information in Exhibit l(a) with the applicable fees and limitations stated in the Change Order. If You are licensing the [*] in this Agreement, You may obtain a license to future versions and/or additional copies of the [*] by Change Order. Once added, such item will be licensed as if it were included under the Additional Billing Information in Exhibit 1(a) with the applicable fees and limitations stated in the Change Order. The licensing requirements for the [*] are subject to change with future versions; such changes will be reflected in the Change Order. [*]


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

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                  [*]. You will be responsible for any charges associated with such transfers.

         f. ADDITION OF INTERFACES. The parties may determine that one or more interfaces should be added as Program Property under this Agreement. Interfaces may be added to this Agreement by an amendment or by a Change Order executed by both parties. Upon such execution, the specified interfaces will become Program Property licensed under this Agreement with the additional terms specified in the Change Order or amendment. [*]

3. DELIVERY

         a. GENERAL. Items of Program Property listed an Exhibit 1(a) as of the date of this Agreement are Items You are licensing pursuant to a license [*]. These Items have been delivered to You on the date of this Agreement. For any new Items of Program Property, Epic will deliver the Code to You substantially in accordance with the Implementation Schedule. Epic will also deliver to You any Documentation published and generally released by Epic to its customers for the Items of Program Property licensed to You.

         b. RESPONSIBILITY FOR SITE. You will be responsible for providing proper hardware and establishing a suitable site for the hardware, assuring proper operating methods and adequate backup procedures, and implementing sufficient procedures and checks to assure data security and accuracy in both input and output and in the event of the need for restart or recovery from malfunction.

         c. VIRUSES AND TIME LOCKS. Except as provided in Section 4(g), Epic agrees that Epic will not intentionally insert any instructions, routines, devices key-locks, time-bombs or the like into the Program Property to: (i) disrupt Your use of an Item of Program Property, your network or Your other software used with the Program Property or to which the Program Property is linked; or (ii) destroy, damage or make data inaccessible (except for file and purge routines necessary for the routine functioning of the Program Property). Before delivering any workstation Program Property to You, Epic will first check the workstation Program Property code for viruses using recently-released, commercially-available, virus-detection software to the extent such software is reasonably available to Epic. Epic believes there is currently no software available for detecting viruses in [*]. Epic makes no representations concerning viruses in any data or files transmitted over the Internet, including, but not limited to email and documents that are included as attachments to email.

4. INSTALLATION, TRAINING AND MARKETING

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

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         a.       GENERAL. Epic will assist You in installing and implementing the Program Property on Your Designated Platform and will assist in training Your employees, all substantially in accordance with the Implementation Schedule. The Implementation Schedule will outline the expected schedule for the implementation of the Program Property on Your Designated Platform. You are responsible for many of the tasks that will be outlined in the Implementation Schedule. Therefore, the timing of Your actual implementation of the Program Property may vary.

         b. TRAINING. Standard training courses utilize test data, test items, standard screens, and other mock parameters for training, while customized courses utilize Your screens, a subset of Your items and data, and other parameters more similar to Your actual operations. Additional fees are chargeable for preparation time for customized courses.

         c. PROJECT MANAGER. In order to facilitate communication, You will designate an individual to serve as project manager to coordinate with Epic concerning installation and training services.

         d. RATES. Except as provided in Section 4(j), all installation, implementation and training services provided by Epic to You and Your Affiliates shall be at Epic's standard rate for such services. Such rates are listed on Exhibit 4 and will not increase during the [*] of this Agreement and will not be increased more than once during each subsequent [*].

         e. ACCESS TO SERVER. You will provide Epic with access to the server(s) on which the Program Property is installed through a dedicated, leased data circuit, ISDN line, or comparable technology as agreed to by Epic, with a minimum guaranteed bandwidth of at least 56 Kilobits per second between Epic and You. The connection between Epic and the server(s) on which the Program Property is installed will have a maximum latency of 150 milliseconds. Collectively, the access technology requirement and the connection requirement are the "Minimum Access Requirements." Access may not be through analog modem or the Internet, except that, if approved in advance in writing by Epic, access may be accomplished through the use of [*] which may utilize Internet infrastructure in the creation of a secure connection. You will be responsible for all necessary hardware and software and line costs on both ends, including configuration. Epic may revise the Minimum Access Requirements from time to time to ensure that access is still adequate given changes in technology. Epic will notify You of any such revisions to the Minimum Access Requirements. You agree to upgrade the access technology and/or connection, at Your sole cost, to meet the Minimum Access Requirements within six (6) months of written notice from Epic to You of any such change. You also grant to Epic the right of access to the Program Property as reasonably needed by Epic for support and to monitor and maintain efficient Program Property operations. After the First Live Use of an Item of Program Property, it shall be Your responsibility to grant access to Your server(s) containing the Program Property or Your data


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.


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                  by Epic employees only as follows: Whenever access is
                  required, You will be responsible for verifying that the applicable Epic employee may access Your server(s). Upon such verification, You will provide the Epic employee with a temporary password for use in accessing the server(s). After consulting with Epic, You will reasonably determine the date and time that the password will expire. In general, such expiration should be scheduled to occur shortly after the scheduled date and time of completion of the work requiring such access.

         f. OPERATING ENVIRONMENT, CHRONICLES AND SYSTEMS TRAINING AND ASSISTANCE. Epic will provide You training and assistance concerning the Operating Environment software and Epic's Chronicles database system as provided in the Implementation Schedule (including without limitation with respect to journaling and typical backup procedures) at Epic's standard hourly rate for such services. Such rates are listed on
                  Exhibit 4 and will not increase during the first [*] months of this Agreement. Implementation and training assistance concerning Your hardware and operating system should be provided by the hardware and/or operating system vendor that You select. Other training and assistance concerning Your hardware and operating system or any assistance concerning programming code developed by You to work in conjunction with the Program Property or other services not directly related to Epic's obligations hereunder will be provided as Epic personnel are available at Epic's standard hourly rates for such services. Such rates are listed on Exhibit 4 and will not increase during the first twelve (12) months of this Agreement.

         g.       [*]

         h.       [*]


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    Exchange Commission.


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                  (i)      [*]

                  (ii)     [*]

                  (iii) End User Training. The quality of training for Affiliate End Users will play an important role in the success of Your Affiliates' implementations. Therefore, You and Epic agree that only Epic certified trainers will be used to train Your Service Bureau Affiliate End-Users.

         i.       MAINTAINING AN ACCEPTABLE CUSTOMER SATISFACTION RATING.

                  (i) General. You agree to maintain an "Acceptable Customer Satisfaction Rating" for Your Service Bureau Affiliates.

                  (ii) You will be considered to have maintained an "Acceptable Customer Satisfaction Rating" if the average of the Customer Satisfaction Ratings for Your Service Bureau Affiliates is [*] or greater for each twelve (12) month period commencing May 1.

                  (iii) Customer Satisfaction Rating. "Customer Satisfaction Rating" means the average of the ratings by representatives of Your Service Bureau Affiliates of Your performance in marketing or providing services to that Affiliate. Epic may provide customer satisfaction surveys to representatives of Your Service Bureau Affiliates. The surveys will measure the Affiliates' satisfaction in various categories. Responses to questions will be on the following scale: [*]

                  (iv) You will have each of Your Service Bureau Affiliates rate Your performance on the following schedule: [*] after Date of First Live Use; [*] after Date of First Live Use; and [*] after Date of First Live Use; and [*] per year thereafter.

         j. MARKETING ASSISTANCE. Epic will provide You with marketing assistance, at Your expense, as set forth on Exhibit 4(j).


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.


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5. CUSTOMIZATION

         a. GENERAL. You may request that Epic customize part of the Program Property at any time more than three months after Your First Live Use of the Program Property by using a Change Order. Epic will furnish You with a written price quotation for such customization on the Change Order. Your acceptance of the Change Order within twenty (20) days will constitute an agreement to pay the price specified therein. Payments for any fixed-price customization will be [*]. Work on other customizations will be invoiced as incurred.

         b. RATES. Custom programming hourly rates will vary depending on the services to be performed and the current rates are listed on Exhibit 4 attached hereto. Such rates will not increase during the first [*] of this Agreement and will not be increased more than [*] during each subsequent [*]. Additional charges apply for retrofits and rush Change Orders as specified in the Change Order.

         c. OWNERSHIP. Epic shall own all customized Code and customized Documentation that Epic develops, and all copyrights, trade secrets and other intellectual property rights with respect to any customized Code or customized Documentation. [*]

         d.       WAIVER OF LICENSE FEE FOR [*] AND [*].

                  (i) [*]. If [*] is listed as an Item of Program Property on Exhibit 1(a), the license fees for the [*] Item are waived and You agree to provide to Epic and Epic's [*] all report forms created using or for use with [*] (except as provided below). Epic may make such report formats available to any of its other customers for their use either directly or through the [*]. By licensing [*] and complying with this provision, You will also have access to the reports submitted by others to the [*] as they become available. The [*] will be available on Epic's customer website. You may designate report formats that could give Your competitors a significant competitive advantage as proprietary ("Proprietary Report Formats") through a procedure to be determined by Epic. You agree that no more than [*] of Your total report formats will be so designated. Your Proprietary Report Formats will not be distributed by Epic except with [*]. Except as otherwise agreed by Epic in writing, You hereby waive any copyrights, trade secret rights and other proprietary rights that You may have with respect to any Report Formats that You provide to Epic (except those that You designate as Proprietary Reports) and to any Report Formats that You submit to the [*]. If You do not provide Epic with the report formats as required by this
                           Section 6(d)(i), such failure shall be a breach of this Agreement and the notice and cure periods provided in Section 18(c) shall apply. The remedy for such breach shall be that, upon written notice to You, Epic may terminate Your access to the [*] and reinstate the waived license fee for [*]. Such reinstated fee shall


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.


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                           be due and payable by You to Epic immediately upon
                           such reinstatement. INITIAL HERE IF YOU AGREE TO THIS FEE WAIVER PROVISION _________

                  (ii) [*]. If [*] is listed as an Item of Program Property on Exhibit 1(a), the license fees for [*] are waived and You agree to provide to Epic and [*] all [*] created using or for use with the Program Property (except as provided below). Epic may make such [*] available to any of its other customers for their use either directly or through the [*]. By licensing [*] and complying with this provision, You will also have access to the [*] submitted by others to the [*] as it becomes available. The [*] will be available on Epic's customer website. You may designate those items of Your [*] that could give Your competitors a significant competitive advantage as [*] through a procedure to be determined by Epic. You agree that no more than [*] will be so designated. Your [*] will not be distributed by Epic except with Your [*] and You are not required to submit it to the [*]. Except as otherwise agreed by Epic in writing, You hereby waive any copyrights, trade secret rights and other proprietary rights that You may have with respect to any [*] that You provide to Epic (except those that You designate as Proprietary Reports) and to any [*] that You submit to the [*]. If You do not provide Epic with the [*] as required by this Section 6(b)(ii), such failure shall be a material breach of this Agreement and the notice and cure periods provided in Section 18(c) shall apply. However, the remedy for such breach shall be that, upon written notice to You, Epic may terminate Your access to the [*] and reinstate the waived license fee for the [*]. Such reinstated fee shall be due and payable by You to Epic immediately upon such reinstatement. INITIAL HERE IF YOU AGREE TO THIS FEE WAIVER PROVISION
                           _________

                  (iii) DISCLAIMER AND WAIVER. YOU UNDERSTAND THAT REPORT FORMATS, [*] AND ANY OTHER DATA, SOFTWARE OR OTHER ITEMS MADE AVAILABLE THROUGH THE [*] ARE PROVIDED ON AN "AS IS" BASIS, WITHOUT ANY WARRANTY OF ANY KIND FROM EPIC OR ANY OTHER PARTY AND EPIC AND ALL AUTHORS, CREATORS, DISTRIBUTORS AND OTHERS ASSOCIATED IN ANY WAY WITH SUCH REPORT FORMATS, [*], DATA, SOFTWARE OR OTHER ITEMS HEREBY DISCLAIM ANY WARRANTIES WITH RESPECT THERETO, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. YOU HEREBY AGREE TO WAIVE ANY CLAIMS YOU MAY HAVE AGAINST EPIC OR ANY AUTHORS, CREATORS, DISTRIBUTORS OR OTHERS ASSOCIATED WITH SUCH REPORT FORMATS, [*], DATA, SOFTWARE OR OTHER ITEMS WITH RESPECT THERETO

         e. RETROFITS. Customized Code will normally be made available to You through Epic's standard Update release process unless otherwise agreed to on the Change Order. Retrofits are available only to the then current standard version of the Program Property upon Epic's consent in the Change Order.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.


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6. PAYMENTS

         a. SCHEDULE. For the license rights to the Program Property, You will pay Epic the Total License Fee as described in Sections 6(b) through 6(i) inclusive, when you enter into this Agreement.

         b.       LARGE CLINIC LICENSE FEE.

                  (i) General. You acknowledge and agree that the customers that You intend to provide Service Bureau Services to are ambulatory care clinics which employ fewer than [*] ("Large Clinic").

                  (ii) Large Clinic Fee. As provided in Section 2(b)(ii) above, You agree that you will not offer to sell or sell Service Bureau Services that utilize the Program Property to any customer which employs [*] without the [*]. Should [*] agree to pay Epic a [*] to be agreed to in advance by Epic and This provision shall not apply to existing MedPartners Affiliates who currently have actual patient data processed using the Program Property and who become customers of Yours.

         c. INCREASING THE LICENSED VOLUME. Exhibit 1(a) limits Your use of each Item of Program Property to the Licensed Volume. If You wish to increase the Licensed Volume, You should notify Epic. This increase will become effective upon receipt of Your payment of the additional license fee due for the greater Licensed Volume. [*]

         d.       FEE FOR ADDITIONAL DIRECTORIES. [*].

         e.       THIRD PARTY LICENSE FEES. [*].

         f. OUT-OF-POCKET EXPENSES. All travel, telephone for computer connections, messenger and shipping costs, media charges,


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.


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                  and other out-of-pocket expenses sustained by Epic for
                  installation, maintenance, error-correction, consultation, or instructions in the Program Property will be billed to You separately as incurred, with payment due upon receipt of invoice. Travel shall not be initiated by Epic without Your prior written approval.

         g. PAYMENT DATE; INTEREST. You will pay all funds due to Epic by the later of: (i) 45 days after the invoice date; (ii) the payment date specified in the invoice; or (iii) the date such payment is due as otherwise specified in this Agreement. If You owe Epic any balance after the date specified in the preceding sentence, then such balance will accrue interest until paid at the rate of the lesser of one percent (1%) per month or the maximum rate allowed by law. All payments shall be applied first to accrued and unpaid interest charges and then to other amounts due to Epic under this Agreement, as determined in Epic's sole discretion. You agree that if any amounts that You owe to Epic remain unpaid more than sixty
                  (60) days after such amounts are due to Epic, Epic may, in its sole discretion and with written notice to You, suspend the performance of Epic's installation, training, customization and/or maintenance services under this Agreement until such amounts are paid in full. In addition, if You fail to make any payment specified in this Agreement when due, You will have Materially Breached this Agreement if such payment remains unpaid for a period of sixty (60) days or more after written notice of default from Epic to You.

         h. PAYMENTS BEFORE FIRST LIVE USE. You agree that You will begin First Live Use of each Item only if at such time there are no amounts due to Epic under this Agreement that are unpaid and You agree that Epic will not enable an Item of Program Property for live, production use by You if You are not current with Your payments to Epic.

         i.       MAINTENANCE FEE. [*]

7. MAINTENANCE

         a.       GENERAL. [*] The Maintenance Program has three components:
                  (1) Epic will provide You with consultation and assistance concerning the Program Property by telephone as specified in
                  Section 7(b); (2) Epic will provide You with Updates as provided in Section 7(c); and (3) Epic will use its best efforts to correct any errors or defects in the Program Property as provided in Section 7(d). [*]

         b. CONSULTATION AND ASSISTANCE. Epic will provide consultation and assistance to You by telephone concerning the operation of the Program Property. Such consultation and assistance will be available during and after Epic's


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

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                  regular business hours (24 hours per day, 7 days per week) as provided in Exhibit 7 hereto.

         c. UPDATES. Epic will make all Updates available to You. You are responsible for the installation of all Updates.

         d.       ERROR CORRECTION.

                  (i) Epic will use its best efforts to correct or provide a Reasonable Workaround for any Program Error. Epic will use reasonable efforts to respond to requests concerning error correction during the Maintenance Program within the periods set forth in Exhibit 8.

                  (ii) Epic's responsibility with respect to any Non-Program Property Error shall be limited to providing assistance and advice to enable You to determine appropriate remedial action to be taken by You or others. Epic shall charge You for any associated consulting time for any Non-Program Property Error at Epic's rates listed in Exhibit 4 attached hereto. Such rates will not increase during the first twelve
                           (12) months of this Agreement and will not be increased more than once during each subsequent twelve (12) month period.

         e. MAINTENANCE REQUESTS. You will perform first line consultation and assistance to Your Affiliates concerning the operation of the Program Property. You will, from time to time during the term hereof, designate one or more of Your employees, who shall be trained, knowledgeable, and Certified by Epic in the Program Property, to be responsible for contacting Epic concerning requests for service under the Maintenance Program. From time to time You may designate additional or replacement employees for this purpose. Epic may charge You at its then standard rates for any direct requests for Maintenance
                  Program services that are not made through these designated employees.

         f.       MAINTENANCE PROGRAM.

                  (i) General. By execution of this Agreement, You have also contracted for the Maintenance Program for each Item of Program Property currently in use to process actual patient data for production purposes. For Items of Program Property included on Exhibit 1(a) as of the date of this Agreement, the Maintenance Program begins on the date of this Agreement. Epic acknowledges that not all items in Exhibit 1(a) are in use to process actual patient data for production purposes, and that during the first year of this Agreement, the Items of Program Property subject to the Maintenance Program will be adjusted quarterly, upward or downward, to reflect the actual level of usage of Each Item of Program Property by You. You will provide Epic with reports regarding Your actual level of use of Program Property each quarter. If Your actual level of usage of any Licensed Volume of any Item of Program Property drops below your highest level of usage of that Item of Program Property, the difference in volume shall be considered as [*].


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.


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                           [*]

                           For Items of Program Property subsequently licensed under this Agreement, the Maintenance Program for such Item commences at the end of the Warranty Period for that Item. [*]

                  (ii)     [*]

                  (iii)    Staying Current.

                           A. You will install and use: (1) the Current Version of each Item of Program Property;
                                    (2) the most current version of the
                                    operating system supported by such version for Your Designated Platform, and (3) the most current version of the [*] software, the SQL Module and, if applicable, the most current version of the [*] Software and the [*] supported by such version of the Program Property for Your Designated Platform, all subject to a transition period of [*] the release of the newer version to You, and in the case of Program Property set forth in Exhibit l(a), no less than a [*] transition period will be allowed for the Program Property version currently being used to process actual patient data, regardless of version. If You are using the Superseded Version of any Item of Program Property during the [*] transition period, Epic's obligations under this Section 7 concerning the correction of any errors or defects in the Superseded Version shall be limited solely to the minimal maintenance necessary to keep the Superseded Version operating in the same manner that it had prior to the release of the Current Version. Once the


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.


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                                    Current Version is released to You, Epic
                                    will not provide any customization services with respect to the Superseded Version. If You do not remain current within the transition periods as described above, you have Materially Breached this Agreement.

                           B. If You are more than 90 days delinquent on any payment due to Epic, You agree that Epic may, in its sole discretion, suspend its performance of the maintenance services set forth in Sections 7(a) - (d) until such time as You have become current in Your payments to Epic.

                  (v) Epic agrees that it will make the Maintenance Program available for all Items of Program Property for at least five years after the date of this Agreement. Thereafter, Epic may terminate the Maintenance Program for any Item a by providing You with notice of such termination at least one year prior to the effective date of the termination.

                  (vi)     [*]

         g. THIRD PARTY SOFTWARE MAINTENANCE. The maintenance programs for the [*] software, the [*] module and the [*] software begin [*] after delivery of such software to You. The maintenance programs for the [*] software and the [*] software and data begin when You first begin the Maintenance Program for any Program Property. You will contact Epic with respect to any consultation or assistance requests relating to any of this third-party software. During the maintenance period for any of this third-party software, Epic will respond to such inquiries by either consulting with and assisting You directly, if possible, or by contacting the owners/publishers of the applicable third party software to obtain any additional consultation or assistance that is necessary. You must participate in the software maintenance programs for all of this software during any period that You are participating in the Maintenance Program.

8. WARRANTY

         a. GENERAL. THERE IS NO WARRANTY FOR ITEMS OF PROGRAM PROPERTY THAT ARE SET FORTH ON EXHIBIT 1(a) AS OF THE DATE OF THIS AGREEMENT BECAUSE THE WARRANTY PERIOD FOR SUCH ITEMS OCCURRED DURING THE TERM OF THE MEDPARTNERS' LICENSE AND HAS NOW EXPIRED. For Items of Program Property subsequently licensed under this Agreement, Epic warrants that if, during the Warranty Period, You notify Epic (in the manner specified in Section 20) that an Item of Program Property contains a Substantive Program Error, and such notice specifically refers to this Section and describes each Substantive Program Error, then Epic will either correct such Substantive Program Error or provide a Reasonable Workaround for such Substantive Program Error as provided in Section 8(b). Epic also will use its best efforts to correct


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                  any Program Errors other than Substantive Program Errors that You report to Epic during the Warranty Period.

         b. CURE PERIODS. Epic shall have an initial cure period of forty-five days after the end of the Warranty Period, if any, to correct or provide a Reasonable Workaround for any Substantive Program Error that is properly and timely reported to Epic. You shall have until [*] after the [*] period to notify Epic of either: (i) any remaining Substantive Program Errors in such Item which You properly and timely reported to Epic; or (ii) any new Substantive Program Errors in such Item arising out of a correction or Reasonable Workaround completed during the [*] period. Such notice shall be provided in the manner specified in Section 20, shall specifically refer to this Section and shall describe each Substantive Program Error. Epic shall then have an additional cure period of [*] after such notification to correct or provide a Reasonable Workaround for any Substantive Program Errors.

         c. RESPONSES TO WARRANTY SERVICE REQUESTS. Epic will use reasonable efforts to respond to requests for warranty service within the periods set forth in Exhibit 8.

         d. CUSTOMIZED CODE. If You select the fixed price and warranty option on the applicable Change Order, Epic also provides a warranty with respect to Substantive Program Errors in customized code provided under that Change Order. Such warranty shall have the same provisions as Sections 8(a) and 8(b), except that the warranty period shall be the thirty-day period after delivery of such customized code to You.

         e. ACKNOWLEDGMENT. You acknowledge that the Program Property was designed to operate in a certain manner to produce a defined result as described in the Documentation for the Program Property and if You would like the Program Property to operate in a different manner or to achieve a different result, such differences do not represent Program Errors or design defects. You understand that Epic does not warrant that the Program Property is free from error, or that the Program Property will always run in an uninterrupted fashion, and that, due to the complex nature of computer software, certain errors may be virtually impossible to reproduce or correct.

         f. CORRECTION OF PROGRAM ERRORS AFTER WARRANTY PERIOD. After the Warranty Period or if there is no Warranty Period for an Item (i.e., for those Items of Program Property set forth on Exhibit l(a) as of the date of this Agreement) the correction of Program Errors (other than those for which You properly and timely notified Epic pursuant to Sections 8(a) and (b)) will be governed by the terms of the Maintenance Program as provided in Section 7 rather than the warranty specified in this Section 8.

         g. LIMITATIONS. In no event shall Epic bear any responsibility for any errors or damages caused by or resulting from defects in the hardware, input errors, changes to the Program Property made by You, or combinations of the Program Property with software not provided by Epic. Any modifications of the Program Property by anyone other than Epic shall relieve Epic of any and all obligations under this Section 8.

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

         h. EXCLUSIVE REMEDY. Your sole and exclusive remedy for a breach of any warranty under Sections 8(a), (b) and (d) or for a rejection under Section 9(b) in which the Substantive Program Error has not been cured shall be to terminate Your license to that Item (or that customized Code) by so notifying Epic in the manner provided in Section 20 within thirty days after the last cure period for that Item. Upon such termination, You will receive a refund of the entire license fee You paid to Epic with respect to such Item.

         i. YEAR 2000 WARRANTY. Epic hereby warrants that the Program Property licensed under the Agreement will process dates and date-related data without any material error arising from the transition to the year 2000 or the use of dates beyond December 31, 1999, provided that the dates or date-related data are properly entered by You and Your end users in accordance with Documentation provided by Epic ("Year 2000 Program Error"). For such purposes, processing of data means any calculating, comparing or sequencing of dates or date-related data (including but not limited to date data century recognition, calculations that accommodate same century and multi-century formulas and date values) to the extent the Program Property can perform such operations with the applicable dates or date-related data for other dates prior to January 1, 2000. You will notify Epic in writing as provided in Section 20 of the Agreement concerning any Year 2000 Program Error and will specifically refer to this Section 8(i) of this Amendment or state that You are making a Year 2000 warranty claim. Epic shall have a cure period of thirty
                  (30) days after the receipt of the notice from You to correct any reported Year 2000 Program Errors for which it has been properly notified. If You have made any changes to the source Code of the Program Property, Epic shall have no obligation to retrofit any release that corrects a Year 2000 Program Error to work with such changes. The warranty provided under this
                  Section 8(i) shall expire on January 1, 2001.

         j. NO OTHER WARRANTY. THE ABOVE EXPRESS LIMITED WARRANTY IS EXCLUSIVE AND ANY AND ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, ARE HEREBY DISCLAIMED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. You acknowledge that no employee of Epic or any other party is authorized to make any representations or warranty not in this Agreement.

9. TESTING AND ACCEPTANCE

         a. GENERAL. As is the case with very complex computer software, the Program Property is likely to contain some errors. Both Epic and You must test for errors both in the Program Property as delivered and in any Updates. You are responsible for all final testing of the Program Property, including any customized Code. You should also instruct Your employees and End Users using the Program Property to be vigilant in identifying Program Errors and in reporting any Program Errors detected to Epic both during the Warranty Period and thereafter. Any procedures, rules or guidelines for medical treatment incorporated into or provided with EpicCare or any other Items of the Program

                  Property are provided as examples only, and You must test and validate that any such procedures, rules, or guidelines are both medically correct and in accordance with Your requirements and procedures.

         b.       REJECTION. Except for Items of Program Property set forth on
                  Exhibit 1(a) as of the date of this Agreement (which are irrevocably accepted by You on the date of this Agreement), You may reject any Item of Program Property, but only if it contains a Substantive Program Error, by giving Epic explicit written notice of such rejection before the earlier of the end of the Warranty Period for that Item of Program Property or fifteen months after the date the Code for that Item is delivered to You. Any notice of rejection must be provided to Epic in accordance with Section 20, contain a specific reference to this Section 9(b), and describe each Substantive Program Error for which You are rejecting the Program Property. The same cure periods specified in Section 8(b) shall also apply to a cure under this Section 9(b); however, notice of a Substantive Program Error shall constitute a rejection only if the notice specifically states that it is a rejection and refers to this Section 9(b). If an Item of Program Property is properly rejected and the Substantive Program Error is not cured within the applicable cure periods, then You shall have the remedy specified in Section 8(h) for a refund of Your license fee. If an Item of Program Property is not properly and timely rejected as specified in this Section 9(b), then that Item of Program Property shall be deemed to have been irrevocably accepted by You. Upon actual or deemed acceptance of an Item of Program Property, Epic shall continue to provide maintenance services with respect to any Program Errors as provided in Section 7 during the term of the Maintenance Program.

10. LIMITATIONS OF LIABILITY

         a. GENERAL. YOU AGREE THAT NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR REVENUES RESULTING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY BREACH OR TERMINATION OF THIS AGREEMENT OR OPERATION OF THE PROGRAM PROPERTY, INCLUDING CLAIMS BASED ON THE NEGLIGENCE OR BREACH OF WARRANTY OF EPIC, OR EITHER PARTY'S INDEMNIFICATION OBLIGATIONS HEREUNDER, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY HEREIN. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY REASON FOR ANY AMOUNT IN EXCESS OF THE AGGREGATE LICENSE FEES AND TRANSFER FEES PAID BY YOU TO EPIC HEREUNDER PRIOR TO THE DATE OF THE CLAIM.

         b. FORCE MAJEURE. No liability shall result to You or Epic from delay in performance or nonperformance caused by circumstances beyond the reasonable control of You or Epic including, but not limited to, acts of God, fire, war, embargo, any law or governmental regulations or labor dispute, and the period of performance shall be deemed extended to reflect such delay as agreed upon by the parties hereto.

         c. TIMING OF ACTIONS. You shall not commence any action before an arbitrator or arbitrators (if this Agreement provides for arbitration) or in a court of law regarding or in any way related to any Item of the Program Property more than [*] from the date of First Live Use of that Item of the Program Property. The immediately preceding sentence does not apply to disputes involving the Maintenance Program or other continuing services by Epic or to claims brought under Section 16(a). The initial [*] limitation does not apply to any Update, customization or other new Code that is subsequently added to the Program Property; instead, a new [*] limitation period shall apply to such new Code beginning on the date of First Live Use of such Update, customization or other new Code.

11. CERTAIN LICENSEE COVENANTS

         a. GENERAL. You will not, and will not permit Your employees or agents, or any other person or party, to do any of the following:

                  (i) Copy or duplicate by any means the Program Property or any part thereof, except as follows: (1) You may create additional Directories by notifying Epic and paying additional fees as provided in Section 6(d),
                           Exhibit 1(b) and the definition of Directory in Appendix A; (2) You may make copies of the Code to the extent such copies are required for backup, recovery, or system redundancy to ensure availability of the system to You; (3) You may copy Workstation Code onto any number of Your workstations for authorized End-Users; and (4) You may modify and reproduce the Documentation and disseminate the Documentation to authorized End-Users of the Program Property to the extent appropriate;

                  (ii) Reverse engineer any of the Program Property or any part thereof,

                  (iii) Use the Program Property or any part thereof, other than the Workstation Code, on any computer other than the Designated Platform except for disaster recovery, except with Epic's prior written consent; or

                  (iv) Remove the Epic copyright notice screen from any copy of the Program Property or otherwise modify the Program Property so that Epic's copyright notice is not displayed to each user upon logon.

         b. COPYRIGHT NOTICE ON PERMITTED COPIES. To the extent reasonably practical, You further agree to affix and maintain the copyright notice of Epic and on all permitted backup or multiple use copies made of the Program Property.

         c. TRADE SECRETS. You understand and agree that Epic's Program Property contains trade secrets of Epic protected by operation of law and this Agreement. Consistent with that understanding and to protect the rights of Epic, You will, subject to the provisions of Section 14,

                  (i) Maintain in confidence any information You acquire as to the functioning or operation of the Program Property,

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                           and will only use such information to carry out the purposes of this Agreement;

                  (ii) Limit access to the Program Property to those of Your employees, other End-Users, and Service Bureau Clients who must have access to the Program Property in order to make proper use of the same in connection with Your operations;

                  (iii) Store all copies of the Program Property in a secure place;

                  (iv) Either: (1) require any person given access to the Program Property to execute a written agreement (which may be Your standard employee agreement if it applies these protections to the Program Property) requiring non-disclosure of Epic's trade secrets in the Program Property, and limiting the use of such information to uses within the scope of the employee's duties; or (2) inform all of such persons that You are obligated to keep Epic's trade secrets in the Program Property confidential and that it is Your policy to keep all such information confidential.

                  (v) You will notify Epic promptly and fully in writing of any person, corporation or other entity that You know has copied or obtained possession of or access to any of the Program Property without authorization from Epic.

                  Notwithstanding the foregoing, nothing in this Section 11c shall be construed as preventing You from providing Service Bureau Services for Your Customers using the Program Property and Documentation licensed under this Agreement.

         d. COVENANTS ESSENTIAL TO AGREEMENT. You agree and understand that the covenants of Section 11 are essential to the Agreement and that violation of any part of this Section is a material breach of the Agreement.

12. YOUR CONFIDENTIAL INFORMATION

         Epic will not disclose to any individual, entity, or other third party any of Your Confidential Information, except: (a) as required by law or court order; as confirmed by written opinion of Epic's legal counsel, or (b) with Your prior written consent.

13. RESTRICTIONS ON TRANSFER

         a. GENERAL. During the first 18 months of this Agreement You will not assign, transfer, sublicense or timeshare this Agreement or any licenses granted hereunder to or with any third party, including Your parent, subsidiary, or affiliate, if any. Thereafter, You may not assign, transfer, sublicense or timeshare this Agreement or any licenses granted hereunder to any third party, except that with the prior written approval of Epic, which approval shall not be unreasonably withheld, You may assign and/or transfer this Agreement in its entirety to a third party in conjunction with the transfer by sale or merger of substantially all of Your Assets to a successor organization if the successor organization accepts in writing an assignment of this Agreement and agrees to be bound by all of its terms and conditions. For example purposes only, both Parties agree that it would be "reasonable" for Epic to not permit assignment of this Agreement to a competitor of Epic or to an entity in poor financial condition or an entity with a poor reputation in the industry. Nothing in this

                  Section 13(a) shall be construed as preventing You from providing Service Bureau Services for Your customers using the Epic Software and Documentation licensed under this Agreement.

         b. ASSIGNMENT BY EPIC. Epic may, upon giving You prior written notice, assign some or all of its rights and obligations under this Agreement to any Affiliated Company. Epic also may, upon giving You prior written notice, assign all of its rights and obligations under this Agreement pursuant to a complete assignment in conjunction with the transfer by sale or merger of substantially all of Epic's assets to a successor organization if the successor organization accepts in writing an assignment of this Agreement and agrees to be bound by all of its terms. In either event, Epic will remain liable for Epic's obligations under this Agreement if the Affiliated Company or successor organization fails to satisfy such obligations.

14. USE OF PROGRAM PROPERTY BY AFFILIATES

         a. GENERAL. You may provide any Affiliate with access to and the right to use the Program Property, subject to the following terms and conditions:

                  (i) To preserve Epic's trade secrets from competitors, You and Your Affiliates will not knowingly allow access to any individual or entity outside of Your company, which licenses or sells software Service Bureau Services to health care facilities (or any other potential competitor of Epic) without Epic's prior written consent.

                  (ii) You will provide access to Affiliates, including employees, only to the extent such access is consistent with the requirements of Section 11(c)(ii).

                  (iii) You will grant access to a non-employee Affiliate only as an end-user. You will not give any non-employee Affiliate access to any source or object code of the Program Property other than Workstation Code.

                  (iv) Any rights of End Users will be subject to all of the restrictions, limitations and conditions provided in this Agreement. You will have the same responsibility to Epic for the actions and omissions of any End User as You would have if they were Your actions or omissions.

         b.       (i)      For purposes of construing the terms and conditions
                           imposed by this Agreement, all End-Users shall be combined with You and treated as a single licensee.
                           For example, but without limitation: (1) all Volume with regard to You or any End User shall be aggregated for determining whether You have exceeded the Licensed Volume; (2) no additional copies of the Program Property shall be provided to any End Users
                           (except applicable to Workstation Code); (3) all maintenance, training, installation, support, requests for customization and the like will be conducted through the responsible employees designated by You to contact Epic; and (4) You will be responsible for all payments to be made to Epic with regard to the activities of any End User, including without limitation any increases in license fees or maintenance fees attributable to the End User's Volume and any services provided by Epic directly or indirectly to any End User.

                  (ii) Except as specifically provided herein, any termination of this Agreement or any license granted in this Agreement shall also terminate the corresponding rights of any End User.

         c.       USE OF EXHIBIT 1(a) LICENSES

                  The Volumes of Program Property licensed hereunder and listed in Exhibit 1(a) can be used to provide Service Bureau Services to the following customers:

                  (i)      Current MedPartner Affiliates wherever located;

                  (ii) Any other customer as long as You are not competing against another service bureau that utilizes Epic Software. In such circumstance at least fifty percent (50%) of the Annual Patient Visits for such customer must be purchased from Epic pursuant to Section 6(c) above.

15. TRADE-IN

         a. CHANGE IN DESIGNATED PLATFORM WITH [*]. If You elect to change the Designated Platform to a new processor that is (i) [*] and
                  (ii) [*], then You may transfer the Program Property to the new processor without charge if You provide at least thirty
                  (30) days written notice to Epic prior to the transfer.

         b. CHANGE IN DESIGNATED PLATFORM [*]. If You elect to change the Designated Platform processor manufacturer or operating system or the publisher of the Operating Environment software, [*], then Epic will license such product to You without an additional license fee.

         c. CONVERSION ASSISTANCE. You will pay Epic for any time spent by Epic personnel in connection with any implementation, consultation or conversion associated with any change of processor, operating system or Operating Environment software publisher, all at Epic's then standard hourly rates.

16. INDEMNIFICATIONS


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

         a. INTELLECTUAL PROPERTY INDEMNIFICATION. Epic agrees to defend or settle, and to indemnify and to hold Your Indemnitees harmless from, any Claim brought against any of Your Indemnitees to the extent that: (1) it is based on a Claim of infringement of any U.S. copyright; (2) it is based in whole on all or part of the Program Property in the form supplied to You by Epic; and (3) Your Indemnitees promptly notify Epic in writing of the Claim, promptly provide Epic with the information reasonably required for the defense of the same, and grant to Epic exclusive control over its defense and settlement. If such a Claim is brought by a third party, Epic may, at its sole option and expense, either:

                  (i) procure the right for You to continue to use the infringing Item Program Property;

                  (ii) modify or replace the infringing Item of Program Property or such portion thereof as is appropriate as long as such modified or replaced software has substantially similar or better capabilities;

                  or if Epic determines that neither of the foregoing is commercially practicable,

                  (iii) terminate Your license to the infringing Item of Program Property. Upon such termination and the return of such Item to Epic, Epic will repay to You the license fee You paid to Epic for such Item less depreciation calculated on a straight line basis over a ten year period from the date of execution of this Agreement.

                  This Section 16(a) states the entire liability and obligation of Epic to Your Indemnities with respect to infringement of any intellectual property rights.

         b. INDEMNIFICATION IF EPICCARE LICENSED. If EpicCare is licensed under the terms of this Agreement, then You agree to defend or settle, and to indemnify and to hold the Epic Indemnitees harmless from, any Claim by or on behalf of any [*], or by or on behalf of any other third party or person claiming damage by virtue of a familial or financial relationship with such a patient, which is brought against any [*], including Claims based on [*], which may arise out of the operation of the copies of the Program Property licensed to You under this Agreement, if the claim is not of the type covered by Section 16(a). The preceding sentence does not apply to the payment of damages for claims in which the court finds that the injury at issue was caused solely as a result of [*].

17. TAXES

         All taxes arising out of the license or use of the Program Property, including sales taxes, use taxes, personal property taxes, including any assessments or taxes imposed by foreign governments, but excluding any taxes on Epic's income, shall be Your responsibility. If Epic is required to pay any such taxes or penalties or interest relating thereto, You shall promptly pay to Epic an amount equal to any such amounts actually paid or required to be collected or paid by Epic. If You are exempt from paying applicable sales or use taxes, then Your tax exemption number(s) for all relevant jurisdictions is (are):
         _____________________________________________. If You are not exempt from paying applicable sales or use taxes, then Your sales/use tax identification number(s) for all relevant

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

         jurisdictions (are) [to be provided]______________________________
         _________________________________.


18. TERM AND TERMINATION



          a. GENERAL. The Initial Term of this Agreement will be for a three (3) year period commencing on May 1, 1999 and ending on April 30, 2002. If You (i) are not in default under any provision of the Agreement or (ii) are not in Material Breach of the Agreement, the Agreement will automatically renew for additional one (1) year terms unless written notice of Intent Not to Renew is given by one party to the other party at least one hundred fifty (150) days prior to the end of the then current term. There is no limit on the number of times this Agreement may be renewed.

          b. EFFECT OF TERMINATION OF AGREEMENT. Upon termination of this Agreement for any reason and by any party, all rights and licenses granted to use the Program Property or to offer to sell or sell Service Bureau Services that utilize the Program Property, or to use any other Epic intellectual property, such as the Epic name, Epic Logos, Epic Trademark and/or Service Marks for any purpose shall terminate. However, You may continue to provide then existing customers with Service Bureau services that utilize the Program Property to the same extent provided on the date of termination of this Agreement.

         c. TERMINATION UPON BANKRUPTCY, INSOLVENCY AND THE LIKE. Subject to applicable bankruptcy and insolvency laws, if either party
                  (i) ceases the active conduct of business; (ii) becomes subject to any bankruptcy or insolvency proceeding under federal or state statute; (iii) becomes insolvent or subject to direct control by a trustee, receiver, or similar authority; or (iv) has wound up or liquidated its business, voluntarily or otherwise, the other party may, at its sole option, terminate this Agreement immediately.

         d. TERMINATION UPON MATERIAL BREACH; CURE PERIODS. This Agreement may not be terminated upon a Material Breach of this Agreement unless the other party (the "Notifying Party") first provides written notice of such breach to the first party (the "Curing Party") as provided herein and the breach has not been cured within sixty (60) days after the Curing Party receives such notice. The notice shall be provided in the manner specified in Section 20, shall reference this Section 18(d), and shall describe each Material Breach of the Agreement in sufficient detail to permit the Curing Party to cure the breach. Neither party may claim a Material Breach of this Agreement until the foregoing periods have expired. Termination and cure periods with respect to the provisions of Sections 8 and 9 shall be covered under such Sections and not under this Section 18(e).

         e. EFFECT OF TERMINATION. If this Agreement or the license to any Item of Program Property is terminated for any reason, then You will return all copies of the Program Property (including the Code and the Documentation) to Epic, or destroy such copies and certify to Epic that such actions have occurred, within thirty (30) days of the effective date of termination or termination of providing Service Bureau Services utilizing Program Property to Your then existing customers, whichever occurs first. In the event of termination of this Agreement for any reason, You shall remain liable to Epic for all fees and service charges accrued prior to such termination.

         f. SURVIVAL. The provisions of Sections 6, 8(g), (h) and (j), 10-14, 16, 17, 18, 19 and 21 shall survive termination or expiration of this Agreement.

19. SOURCE CODE

         a. DELIVERY AND USE. Epic will provide You with a complete copy of the source Code for all of the Program Property. You agree that You will use the source Code only for Your internal maintenance of the Program. Notwithstanding any other provisions of this Agreement, if You make changes to the source Code, then all of Epic's warranty, support, and maintenance obligations shall cease. You agree that You will not modify the source Code in any way that will affect the Program Property's ability to count Your Volume or the accuracy of such counts.

         b. UNLICENSED SOFTWARE. Epic's various items of software are integrated for the benefit of Epic's customers. For Your and Epic's convenience, Epic may provide You with object and/or source code for items of software that are not licensed under this Agreement. In such event, Epic will normally deactivate the object and source code for the unlicensed items. You agree that You will not modify the source code of such items or of any of the Program Property in a manner that would allow You or anyone else to use the unlicensed object or source code. You agree not to use such unlicensed source or object code. You also agree not to copy such unlicensed source or object code other than as is incidental and necessary for any properly licensed copying of the licensed Program Property. In addition, although such code is not Program Property under this Agreement, the non-Program Property Code will also be subject to the restrictions on the use, confidentiality, safekeeping and copying of Program Property under Section 11 of this Agreement.

20. NOTICE

         a. GENERAL. No notice required to be provided in this Agreement shall be effective unless it is in writing; is delivered to the other party by either reputable overnight courier, U.S. mail by registered, certified or overnight delivery service, with all postage prepaid and return receipt requested, or by personal delivery; and is addressed to:

                  If to Epic:

                           Judith R. Faulkner

                           President

                           Epic Systems Corporation

                           5301 Tokay Boulevard

                           Madison, WI 53711

         or to such other address as Epic may designate by written notice to You; and

                  If to You:

                           Jeffrey H. Margolis

                           President

                           The TriZetto Group

                           567 San Nicolas Drive

                           Suite 360

                           Newport Beach, CA 92660

         or to such other address as You may designate by written notice to Epic.

         b.       INVOICES. Invoices should be sent to:

                           Accounts Payable

                           The TriZetto Group

                           567 San Nicolas Drive

                           Suite 360

                           Newport Beach, CA 92660

         or to such other address as You may designate by written notice to Epic.

21. MISCELLANEOUS

         a. GOVERNING LAW, FORUM AND JURISDICTION. The validity, construction and enforcement of this Agreement shall be determined in accordance with the laws of Wisconsin, without reference to its conflicts of laws principles, and any action (whether by arbitration or in court) arising under this Agreement shall be brought exclusively in Wisconsin. You consent to the personal jurisdiction of the state and federal courts located in Wisconsin.

         b. SEVERABILITY. The provisions of this Agreement shall be considered as severable, so that the invalidity or unenforceability of any provisions will not affect the validity or enforceability of the remaining provisions; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either party.

         c. NO WAIVER. The failure of either party to require the performance of any item or obligation of this Agreement, or the waiver by either party of any breach of this Agreement shall not act as a bar to subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         d. PURCHASE ORDERS. Your purchase orders will be accepted by Epic for accounting convenience only. No terms or conditions contained in any purchase order shall amend this Agreement or shall otherwise constitute an agreement between the parties.

         e. ENTIRE AGREEMENT. This Agreement and the schedules and exhibits herein, is the entire agreement between the parties with regard to the subject matter of this Agreement and supersedes and incorporates all prior or contemporaneous representations, understandings or agreements, and may not be modified or amended except by an agreement in writing signed between the parties hereto. Each party represents that the individual signing below on behalf of the party has the authorization to bind the party indicated to this Agreement.

         f. SUBCONTRACTING. Epic may subcontract services to be performed under this Agreement to one or more subcontractors. No subcontractor will begin working on any project or task until You have first agreed in writing (on a change order form, by letter or otherwise) to the proposed subcontractor and the specific project or tasks to be subcontracted. Epic will be responsible to You for the work performed by the subcontractor to the same extent that Epic would be if it were Epic's own work. All other provisions of this Agreement shall apply to the work of the subcontractor in the same manner and to the same extent as if the work were performed by Epic hereunder. All source code, object code and associated documentation provided to You by the subcontractor pursuant to this Agreement shall be owned by Epic and subject to all applicable confidentiality and use restrictions as if such code or documentation had been provided by Epic. Epic may provide the subcontractor with a copy of those sections of this Agreement with which the Subcontractor must comply. If the Subcontractor needs access to Your confidential information to perform the subcontracted services, Epic may provide such access if the Subcontractor first agrees in writing to comply with all confidentiality provisions contained in this Agreement that apply to such information.

         g. RESTRICTION ON OFFERS OF EMPLOYMENT. Before either party directly or indirectly offers employment to, or discusses the terms of prospective employment (such as salary and benefits) with any person who is currently employed by the other party, such party will first contact the management of the other party (Your CIO or equivalent and Epic's president) to inform the other party about such possibility.

         h. INCORPORATION OF APPENDICES AND EXHIBITS. All appendices and exhibits attached to this Agreement are incorporated into and form a part of this Agreement.

         i. HEADINGS. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

         j. SITE VISITS. From time to time a prospective customer for one or more Items of Epic Program Property may contact You concerning a visit to Your site for a demonstration of Epic Program Property. Epic desires to participate in such demonstrations and to arrange for such demonstrations to occur in an appropriate place, time and manner agreed to by You. Therefore, You agree to conduct any "site visits" related to demonstrations of Epic's Program Property for potential Epic customers only with Epic's prior approval.

         k. PROVIDER ASSISTANCE TO EPIC. From time to time Epic may ask Your providers to assist Epic with certain development projects. Epic will pay Your providers for such assistance. You agree to consider such requests in good faith and to allow Your providers to so assist Epic unless such assistance to Epic would place an unreasonable burden upon Your operations.

         l. NOTICE OF INTENT TO USE. Prior to entering into any Service Bureau Agreement with a new customer or the addition of a new application to the service provided to an existing customer which includes the provision of services that will utilize the Licensed Program Property, You will notify Epic, in a manner to be agreed to by Epic and You, of the name and address of the customer, the Items of Licensed Program Property to be utilized in providing the services to the customer, and the anticipated volume levels for each Item of Licensed Program Property. You will not finalize any such new or expanded agreement without the written consent of Epic. Epic shall withhold such consent if You are in Material Breach of this Agreement or are more than sixty (60) days past due in the payment of any amounts due to Epic pursuant to this Agreement. [*].

                  An example of the latter would be a prestigious, small start-up or pilot, of a large organization.

         m. QUARTERLY REPORTS. Within thirty (30) days of the end of calendar quarter, or such other period of time agreed to by Epic and You, You will provide Epic with a written report, in a form agreed to by the parties, showing Your actual usage of each Item of Licensed Program Property during the said calendar quarter. You will also provide Epic with any other information reasonably required by Epic to monitor your compliance with this Agreement.

         n. AUDIT. Epic may, at its own expense, upon written notice to You and during mutually agreed upon times, by itself or through a recognized independent accounting firm, reasonably acceptable to You, audit Your Volume, as well as the use and location of Epic's Program Property. Representatives of any accounting firm retained by Epic shall execute a mutually agreed upon confidentiality agreement and shall abide by Your reasonable security regulations while on Your premises. If Your Volume is found to exceed the Licensed Volume, then Epic will invoice You for the then current license fee applicable to Your Volume. Furthermore, if Your Volume is more than [*] greater than Your Licensed Volume, then You will pay Epic its reasonable expenses for such audit.

         o. ACCESS TO BOOKS AND RECORDS. Epic and You agree to make available upon the written request of the Secretary of Health and Human Services or the Comptroller General, or their representatives, this Agreement and such books, documents and records as may be necessary to verify the nature and extent of the costs of the services rendered hereunder to the full extent required by the Health Care Financing Administration implementing Section 952 of the Omnibus Reconciliation Act of 1980, codified at 42 U.S.C. Section 1395x(v)(1)(l), or by any other applicable federal or state authority.

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

THIS AGREEMENT HAS BEEN ENTERED INTO AS OF THE EXECUTION DATE INDICATED BY YOUR SIGNATURE BELOW.

EPIC SYSTEMS CORPORATION                TRIZETTO GROUP, INC.

                                        By: /s/ Kerry M. Kearns
By: /s/ Judith R. Faulkner                  -------------------------------
    -------------------------------
                                        Name:   Kerry M. Kearns
Name:   Judith R. Faulkner                   ------------------------------
     ------------------------------
                                        Title:  Senior Vice President
Title:  President                             -----------------------------
      -----------------------------
                                        Date:   5-21-99
Date:   5-25-99                              ------------------------------
     ------------------------------

                                   APPENDIX A

                                   DEFINITIONS

1. "Affiliate" means any person or entity with whom You have a business or employee relationship and includes those entities for which You provide Service Bureau Services using the Epic Software and Documentation licensed under this Agreement. "Affiliates" shall not include businesses that provide outsourcing or facility management services unless Epic agrees in writing that such entities may become Your Affiliate.

2. "Affiliated Companies" means an entity that (a) directly or indirectly owns or controls at least fifty percent of the applicable party, or (b) is at least fifty percent owned or controlled, directly or indirectly, by the applicable party or an entity described in clause (a).

3.       "Annual Volume" means:

         (a) for all Items other than Tapestry and its modules, the aggregate Volume for an Item of Program Property during the twelve-month period beginning on the date of this Agreement and for each succeeding twelve-month period thereafter (whether or not You have increased the Licensed Volume); and

         (b) for Tapestry and its modules, Annual Volume is the number of members (see Exhibit 6) as of the last anniversary of the date of this Agreement (or as of the date of this Agreement until its first anniversary).


4. "Change Order" means the form attached to this Agreement as Exhibit 3 or such appropriate substitute form designated by Epic.

5. "Claims" shall include without limitation all claims, demands, actions, liabilities, losses, damages and expenses including, without limitation, settlement costs, and reasonable attorney's fees.

6. "Clinical Support Materials" shall mean the following types of data and forms: SmartForms, SmartSets, SmartText, SmartPhrases, BestPractices Pathways, BestPractices Decision Support Rules, Selection Lists, Flowsheets, Handouts and Letter forms, After Visit Summary forms, Preference Lists, and similar such data and forms that become available using the Program Property.

7. "Code" means the object code and source code of the Program Property, including all Updates and other modifications to the Program Property provided by Epic to You pursuant to this Agreement.

8.       "[*]" means the [*] that is further identified on Exhibit 1(a) hereto.

9. "Current Version" means the most recently released version of the particular Item for use on Your Designated Platform or any interim version released since the last major version. Major versions are typically released approximately once per year. Interim releases currently are typically released once every three to four months. If You are operating the most recent major version or a subsequent interim version, then You will be deemed to be operating the Current Version.

10. "Designated Platform" means the make and model of the processor and its operating system specified on Exhibit 1(a) hereto, it does not refer to a specific processor designated by serial number.

11. "Directory" means and includes both: (i) each separate copy of the server Code of the Program Property used to process actual patient data; and (ii) each actual patient data base exceeding one that is processed by the same server Code copy of Program Property. For example, if You use three separate copies of the server Code of the Program Property to process actual patient data, two of those copies process only one patient data base each and one of those copies processes two patient data bases, then You would be using four Directories. You will notify Epic that You are creating an additional Directory at least thirty days before the date such Directory is created.

12. "Documentation" means any instructions, manuals or other materials relating to the installation, operation or Code of the Program Property that is provided by Epic to You pursuant to this Agreement.

13. "ECI" means the Employment Cost Index for Total Compensation (not seasonally adjusted), Private Industry Workers, White-collar occupations excluding sales, June 1989 = 100, compiled by the U.S. Department of Labor, Bureau of Labor Statistics. The most recently published ECI prior to the date of this Agreement shall be the base for measuring any changes in the ECI, unless otherwise specified in this Agreement. If publication of the ECI is discontinued, Epic may, in its sole reasonable discretion, substitute a similar cost index for use for the purposes that the ECI is used in this Agreement.

14. "End User" means any Affiliate granted access to or the right to use the Program Property pursuant to Section 14.

15. "First Live Use" of a Major Item of Program Property occurs when You first use such Item to process actual patient data for production purposes. "First Live Use" of an Optional Item of Program Property occurs upon the earlier of when You first use such Item to process actual patient data for production purposes or the date of First Live Use of a Major Item with which such Optional Item may be used by You if the Optional Item is installed and available for use with the Major Item.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission

16. "Implementation Schedule" means the implementation schedule for Items of Program Property other than those set forth on Exhibit 1(a) as of the date of this Agreement.

17. "Indemnitees" means the applicable party hereto, its affiliated companies, all employees, officers and directors of the applicable party and its affiliated companies, and, for Your Indemnitees, all End Users. Thus, "Your Indemnitees" means You and each of these persons or entities who are related to You, and "Epic Indemnitees" means Epic and each of these persons or entities who are related to Epic.

18.      "Item" means each individual line item of Program Property specified on
         Exhibit 1(a). An Update is not a new Item, but shall be deemed to be the same Item as the earlier version of Program Property upon which the Update is based.

19. "Licensed Volume" means the limitation(s) on Your Annual Volume for each Item as initially specified in Exhibit 1(a) and increased pursuant to Section 6(c). You represent to Epic that You reasonably calculated Your expected Annual Volume for each Item based on Your current operations as if each Item were fully implemented and that such expected Annual Volume does not exceed the initial Licensed Volume for such Item as provided in Exhibit 1(a).

20.      "Major Item" shall mean any of the following Items of Program Property:
         EpicCare, Cadence, Resolute, Tapestry, Outpatient Registration, EPIcenter, or Cohort.

21. "Maintenance Program" means the program of maintenance and support available to You from Epic under the terms specified in Section 7.

22. "Non-Program Property Error" means any apparent or real defect, error, or other anomaly relating to the operation of the Program Property that is reasonably determined by Epic, after reasonable inquiry and investigation, either not to have originated from the Program Property (such as incorrect use of the Program Property or Your hardware; input errors; or errors or defects originating in Your hardware, Your communications equipment, the operating systems, the Operating Environment software, the [*], the [*], the Programming Points Code developed by You, or in any application software other than the Program Property) or to have resulted from modifications of the Program Property by anyone other than Epic. As used herein, "incorrect use of the Program Property" means data processing procedures used by You that do not substantially comply with the procedures described in the Documentation associated with the Program Property.

23. "Operating Environment" shall mean the software published by [*] which is identified on Exhibit 1(a) hereto and which shall be either the current version of [*] products. With Epic's and [*] consent, You may also be able to license [*] product directly from [*], since Epic does not currently offer a sublicense to this product.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission

24. "Optional Item" shall mean any Item of Program Property other than a Major Item.

25. "Other Third Party Software and Data" shall mean the software and data specified in the "Additional Billing Information" section of Exhibit 1
         (a) other than the Operating Environment.

26. "Program Error" means an error or defect in the Code which results in the failure of the Program Property to operate or to produce output on the Designated Platform in substantial conformity to descriptions of such operation or output in the Documentation for the Program Property.

27. "Programming Points Code" means software code (other than the Code) that is developed to be executable at places in the Code that are designed to permit the execution of external code.

28. "Program Property" means each of the following with respect to each computer program listed as an Item of Program Property on Exhibit 1
         (a): the computer program object and source code, the Documentation, and all Updates and other modifications to the object or source code that are provided by Epic to You pursuant to this Agreement.

29. "Reasonable Workaround" means a workaround of a Program Error that does not materially decrease the general utility of the Program Property.

30.      [*]

31. "Substantive Program Error" means any Program Error that materially and adversely affects Your operations.

32. "Superseded Version" means the second most recent version of an Item released to You that is intended for use on Your Designated Platform.

33. "Total License Fee" means the sum of the license fees for the Program Property listed in Exhibit 1(a).

34. "Update" means a release or version of the Program Property containing functional enhancements, extensions, error corrections or fixes if such release or version is intended for use on the Designated Platform and is generally made available free of charge (other than charges for media, handling and installation and services) to Epic's customers who are then participating in Epic's Maintenance Service Program. An Update will include the Code and its associated Documentation.

35. "Volume" means the actual level of use by You of an Item of Program Property determined as provided in Exhibit 6 (e.g.,

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

         according to patient visits or members, depending upon the Item) and
         Section 14(b(i)(1).

36. "Warranty Period" means, for each Item of the Program Property (other than Items of Program Property set forth on Exhibit 1(a) as of the date of this Agreement, for which there is no warranty), the ninety-day period beginning on the date of the First Live Use of such Item.

37. "Workstation Code" means components of the object Code, if any, which are designed to operate on personal computers for the purpose of accessing the object Code on Your server(s).

38. "Your Confidential Information" means, except as provided below, all confidential patient data stored using the Program Property, Your confidential information concerning Your business strategies, and Your confidential financial information. "Your Confidential Information" shall exclude, without limitation, any information that: (a) is now or hereafter becomes publicly known through no act or failure on the part of Epic and without breach of this Agreement; (b) is known by Epic on a nonconfidential basis at the time of the receipt of such information; or (c) relates to the identity of Program Property modules that have been licensed by You, the types and configuration of hardware or operating systems on which the Program Property operates for You, or the identity of any software or hardware systems with which the Program Property interfaces for You.

                                 LIST OF EXHIBITS

EXHIBIT                   DESCRIPTION
-------                   -----------
1(a)        List of All Licensed Program Property, Additional Billing
            Information, and Applicable Limitations
1(b)        Fees for Additional Directories
1(c)        Maintenance Fees and Good Maintenance Program
3           Change Order Form (for requesting Customization)
4           Epic's Current Standard Hourly Rates
4(j)        Marketing Assistance Packages
6           Definition of "Volume"
7           Epic's Support Policies
8           Epic's Service Response Times
Addendum    [*] Addendum: Terms of [*] Sublicense
Addendum    [*] Addendum: Terms of [*]
Addendum    [*] Addendum
Addendum    Distinct Addendum
Addendum    Diagnostic Data Addendum
Addendum    Illustration Addendum


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission

                                  EXHIBIT 1(a)

The Program Property shall include the following listed items of standard or customized programs on the following specifically listed Designated Processor, for one production copy (unless otherwise provided), and for the limitations on use indicated:

                                                                    INITIAL
PROGRAM PROPERTY                                                     MTNC.     COMMENTS
A. CADENCE ENTERPRISE APPOINTMENT                                     See      Licensed for [*]
SCHEDULING SYSTEM                                                   Exhibit
                                                                     1(c)

Additional Cadence-Related Items

B. Advanced, Ancillary Scheduling Features                            See      Licensed for [*]
                                                                    Exhibit
                                                                     1(c)

C. Chart Tracking                                                     See      Licensed for [*]
                                                                    Exhibit
                                                                     1(c)

D. RESOLUTE PATIENT ACCOUNTING SYSTEM                                 See      Licensed for [*]
                                                                    Exhibit
                                                                     1(c)

E. TAPESTRY MANAGED CARE SYSTEM                                       See      Licensed for [*]
                                                                    Exhibit
                                                                     1(c)

Tapestry Modules

F. Referral Authorization                                             See      Licensed for [*]
                                                                    Exhibit
                                                                     1(c)

G. Claims Adjudication                                                See      Licensed for [*]
                                                                    Exhibit
                                                                     1(c)

H. Capitation Payment                                                 See      Licensed for [*]
                                                                    Exhibit
                                                                     1(c)


I. Case Management/Concurrent Review                                  See      Licensed for [*]
(Tapestry UM)                                                       Exhibit
                                                                     1(c)

J. EPICCARE ELECTRONIC MEDICAL RECORDS                                See      Licensed for [*]
SYSTEM                                                              Exhibit
                                                                     1(c)

K. EPICCARE ORDERS/RESULTS SYSTEM                                     See      Licensed for [*]
                                                                    Exhibit
                                                                     1(c)


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

ADDITIONAL ITEMS
L. Analyst Ad Hoc Report Generators and         See                    Licensed for [*]
Statistics                                      Exhibit
                                                1 (c)

M. Clarity Enterprise Reporting*                See                    Licensed for [*]
                                                Exhibit
                                                1 (c)

N. Bridges EDI Developer's License              See                    Licensed for [*]
                                                Exhibit
                                                1 (c)

O. Advantage                                    See                    Licensed for [*]
                                                Exhibit
                                                1 (c)

P. Epic Standard Outgoing Lab Orders (HL7)      [*]                    Licensed for [*] annual patient visits for the formerly
                                                per                    known [*] directory; maintenance will begin on go-live
                                                month

Q. Epic Standard Incoming Lab Results (HL7)     [*]                    Licensed for [*] annual patient visits for the formerly known
                                                per                    [*] directory; maintenance will begin on the effective date
                                                month                  of the agreement

Program Property Transfer Fee                   [*]

                                                          MONTHLY
Additional Billing Information - Description              Mtnc.
(not Program Property)                                    (US $)          Comments
Requested Enhancements [*]                                [*]             Maintenance starts on the [*] of the agreement

Interface Customizations [*]                              [*]             Maintenance starts on the [*] of the agreement

Requested Enhancements [*]                                [*]             Maintenance starts on the [*] of the agreement

[*]                                                       TBD

[*]                                                       TBD             [*] concurrent user run-time license.
                                                                          Licensed with Analyst.

[*]                                                       TBD             Licensed for [*]

[*]                                                       [*]             Site License for [*]


                                   LIMITATIONS
    THE LICENSED VOLUME FOR EACH ITEM IS SPECIFIED IN THE COMMENTS SECTION.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                  EXHIBIT 1(b)
                            EPIC SYSTEMS CORPORATION
                     LICENSE FEES FOR ADDITIONAL DIRECTORIES

Epic is to be notified 30 days prior to the creation of any new directory using the attached election form. If Epic installation services are desired, such request is to be made at least 60 days before any such assistance is required.

I.   LICENSE FEE PRICE

     If all of the following are true, then you may purchase an additional directory as an extension of the existing visit volume.

          o    All [*] are the responsibility of the client; and
          o    There is [*] and
          o    There is [*]

     Epic shall determine, in its judgment based upon the above factors, which pricing calculation shall apply. The factors listed above are intended as guidelines -- if in Epic's judgment, [*] then Epic will apply [*] prices to the new directory.

     The current fee for an additional Directory is [*] or part thereof in the Licensed Volume attributable to the additional Directory (the "Additional Directory License Fee"). Epic may, upon [*] notice to You [*]. Additional Directory License Fees will be applied to all [*] other than the [*] with the [*] for any item of [*] (e.g., if the [*] attributable to one [*] for [*] and the [*] attributable to the second [*] for [*] would be the [*]. The Additional Directory License Fee is due and payable [*] of the additional Directory and [*]. As the [*] to an [*] the [*] for that [*] will be [*] in the [*] and any [*] when the [*].

     When You add a Directory, Your [*] must be [*] from the additional Directory [*]. Additional license fees due for such an upgrade in Your [*] will be due and payable [*] at the time [*] of the additional Directory and [*].

II.  INSTALLATION CHARGE FOR ADDITIONAL DIRECTORIES

     The standard hourly rate schedule for installation services for additional directories is described in Exhibit 4.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                          ELECTION TO ADD NEW DIRECTORY
                            EPIC SYSTEMS CORPORATION

Pursuant to its License Agreement with Epic Systems Corporation ("Epic"), You hereby elect to add an additional Directory as follows:

Name of Affiliate

Location
Software Applications                Name            Expected Annual
                                                         Volume




Pricing (check one): ________ Aggregate with Licensee (Extension Sale Pricing)

                     ________ Separately priced (requires separate agreement
                              between You and Epic)

Epic Installation Assistance Requested:    _______ Yes              _______ No

Approximate Date Directory is anticipated to go live:  _________________________
                         Authorized Licensee Signature:_________________________
                         Print Name:                   _________________________
                         Title:                        _________________________
                         Date:                         _________________________

                                  EXHIBIT 1 (c)
                    MAINTENANCE FEES/GOOD MAINTENANCE PROGRAM
                                (MULTI-DIRECTORY)


1.   GENERAL.

     Your total annual maintenance fees for Items of Program Property set forth on Exhibit 1(a) as of the date of this Agreement will be calculated as provided in Schedule 1 to this Exhibit 1(c). Maintenance fees are due [*] in advance. You and Epic agree to negotiate in good faith to determine the maintenance fees for Epic products that You add as Items of Program Property.

     Your initial monthly maintenance fee for any customized Code is equal to the [*] for the [*] multiplied by the [*] provided in Epic's quotation on the applicable Change Order (i.e., [*]). If a quotation is not completed or the maintenance fee is left blank, then the rate is Your initial [*] maintenance fee for interfaces will be determined at the time that You add the interface.

II.  ADJUSTMENTS.

     The annual maintenance fees will remain at the initial rates for a time period of [*] months from the execution of this Agreement. After that period, Epic may change the maintenance fees from time to time. During the first [*] years of this Agreement, the total amount of any increases in maintenance fees [*] for any Item shall not exceed the [*] per year.

III. [*] MAINTENANCE CHARGES [*].

     If You have [*] then You will be charged [*] for [*]. The [*] for each [*] is based on [*] and the amount is derived from the table below.

     [*]

IV.  THE [*] PROGRAM.

     A.   GOALS.

          The [*] has several goals:

          o    Encourage you to [*] to your users

          o    Reduce your [*]

          o    Reduce Epic's [*]

     B.   REQUIREMENTS OVERVIEW

          You agree that You will:

          o Have all [*] and all other [*] communicated by [*] for [*] for which they are calling;

          o    Maintain a [*] for [*];

          o    Have a [*] for [*];

          o    Have appropriate [*] and appropriate [*];

          o [*] to Epic's [*] within [*] from [*] it is made generally available;

          o    Participate in a [*]; and

          o    Participate in [*] and an [*] every year;

          o    [*] your [*] and your [*] with [*] and the [*];

          o    Stay up to date on the payment of invoices.

          More details on these requirements are provided in Sections C - K below.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

C.   [*]

     Only [*] who are [*] can contact Epic with questions about [*].

     In addition, your [*] must utilize [*] and maintain a [*] and of [*] to help them see if the answer [*] before they contact Epic.

     After a question is answered by Epic, the [*] involved will [*].

     If you have multiple sites in multiple cities, you may have [*] at any of [*] except for [*] who must be [*].

     [*]

     To be [*] need to

     o    take the [*] to be a [*] and get a [*].

     o keep [*] the appropriate [*] at the [*] or by [*] during the year which cover [*]. Each year, Epic will publish the [*]. It is not expected that [*] will be required.

     o Systems staff may be [*] to take [*] and obtain [*] from [*] in addition to the above.

D.   [*]

     You must [*] a detailed [*] which [*]. The [*] shall contain all [*] for the ongoing [*] whether assigned to You or to Epic. You must [*] with [*] regarding the [*].

E.   [*]

     Each [*] must have [*]. You must have [*] following [*]. You must provide Epic with access to the server(s) on which the Program Property is installed through a [*] as agreed to by Epic, with a minimum guaranteed bandwidth of at least [*] per second between Epic and You. The connection between Epic and the server(s) on which the Program Property is installed will have a maximum latency of [*]. Collectively, the access technology requirement and the connection requirement are the "Minimum Access Requirements." [*]. You will be responsible for [*], including [*]. Epic may revise the Minimum Access Requirements from time to time to ensure that access is still adequate given changes in technology. Epic will notify You of any such revisions to the Minimum Access Requirements. You agree to [*] cost, to meet the Minimum Access Requirements within [*] of written notice from Epic to You of any such change.

F.   [*]

     You must have the [*] installed and working well, and you must have [*] appropriate for the [*].

G.   STAYING CURRENT

     You must have [*] no later than [*] after [*] is first [*].


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

H.   [*]

     Your [*] for [*] will [*] to meet with [*]. At least [*] for each [*] will participate. This trip is separate from the [*] so that the focus can be on [*]. In alternate years, Epic's technical staff will visit some of your user sites to [*] and to give [*]. At least [*] for each Application area, Topic area, and Foundation area will [*] on these trips. You will cover [*] expenses for up to [*] per trip and Epic will cover the [*].

I.   [*]

     The [*] encourages regular [*] and a [*]. Your [*] will visit Epic every other year. Executive staff includes the senior management of your organization for business [*], technical [*], and clinical [*] for all regions using the software. [*] will visit [*] every other year.

     [*] from your organization will have [*] with [*] during the [*] and [*].

J.   [*]

     You will allow [*] to have up to [*] per year for every [*] or part thereof you have licensed. [*] will be conducted only at your and our mutual convenience.

K.   [*]

     You will provide to [*] all [*] created using or for use with [*] (except as provided below) and all of your [*] created using or for use with the [*] means the following types of data and forms: [*] may make these [*] and [*] to any of [*] for their use either [*] or through the [*]. You may designate [*] and [*] that could give [*] through a procedure to be determined by [*] if no more than [*] of Your total [*] and [*] are so designated. These [*] will [*] except with [*] and You are not required to [*]. Except as otherwise agreed by Epic in writing, You hereby waive any [*] that you may have with respect to any [*] and [*] that You provide to [*] (except those that [*] as specified above) and to any [*] that You submit to the [*].


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 1
                                 TO EXHIBIT 1(c)

EPIC APPLICATION MAINTENANCE FOR OUTSOURCING
MARCH 1999

Use the table below to determine Your maintenance payment to Epic for each service bureau Affiliate of Yours. The annual maintenance payment per such Affiliate is determined per "maintained" provider at that service bureau Affiliate. A "maintained" provider is one who is actually setup to use EpicCare, or whose volume (patient visits or members, as applicable) is counted for purposes of Cadence, Resolute or Tapestry. Providers include physicians, nurse practitioners, physicians' assistants, ophthalmologists, podiatrists, midwives, and the like.

Maintenance for an optional module package is charged when one or more of the Items of Program Property in that package is being used. The charge is the same whether You use one or more of the Items of Program Property from a specific module package.

Annual Maintenance is based upon "maintained" provider, whether employed, affiliated, contracted, or sub-contracted. Providers can be counted in multiple ways, including but not limited to the following: listings in the provider directory and/or master files, names associated as the provider for a patient encounter, having a template in scheduling for seeing patients, and assignment as a PCP. Epic may dial into the systems at regular intervals to measure provider counts.

No. of Providers     Annual Maintenance - Main Apps     Annual Maintenance-Optional Module Packages
----------------     ------------------------------     -------------------------------------------
[*]

(1)  Includes [*]

(2)  Includes [*]

(3)  Includes [*]

(4)  Bridges [*]









[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT 4
                                EPIC HOURLY RATES

Person Providing Services                                                 Hourly Billing        Hourly Billing
                                                                               Rate                  Rate
                                                                             (at Epic)             (On Site)
Installation and Application Coordinators                                       [*]                   [*]
Application Training Staff                                                      [*]                   [*]
Programmer                                                                      [*]                   [*]
Documentation Staff                                                             [*]                   [*]
Interface & Conversion Customization, Training & Support Staff                  [*]                   [*]
M Installation, Training & Support Staff (if not purchased through Epic)        [*]                   [*]
Hardware & Systems Installation, Training, and Support Staff                    [*]                   [*]
Physician Staff                                                                 [*]                   [*]

Services provided outside regular business hours are [*] the above rates [*]. Travel time outside of the United States and Canada will be billed at [*] of the on-site rate.

For training at Epic, you will not be charged hourly, but by the number of persons attending the training per day as provided below.

                          CHARGES FOR TRAINING AT EPIC

                                  Charge Per Person Attending Training Per Day

                                First [*] of Your   Next [*] of Your   Your Additional
                                 Trainees For a      Trainees For a    Trainees for a
Type of Training                    Session             Session           Session
--------------------------------------------------------------------------------------
Application, Administrator and       $[*]                $[*]              $[*]
Other Training at Epic (Except
System Manager/Work Station
Training)
System Manager/ Work Station         $[*]                $[*]              $[*]
Training

All prices on this Exhibit 4 are subject to change [*], except that prices are firm for [*] from contract date.



[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                  EXHIBIT 4(j)

                              MARKETING ASSISTANCE

Epic will provide You with the following sales and marketing assistance for the prices indicated. You must notify Epic in writing of Your election prior to arranging for marketing assistance services. Fees for any marketing assistance are due before service is provided.

MARKETING AND SALES PACKAGE

- [*] of Epic assisted demos (by up to [*] Epic employees per demo as staff are available). Prices at [*] per day per Epic employee.

- [*] assisted response reviews for Request for Proposals, as Epic staff is available.

-    [*] copies of all Epic marketing literature at Epic cost.

-    Inclusion of TriZetto's name and description of service on Epic's Web.

-    Assistance in building a PowerPoint presentation.

- Training for [*] TriZetto staff on demoing Epic Software at Epic's hourly rates.

- Allow TriZetto staff to participate in Epic UGM and Advisory Councils, at Epic standard rates.

- Use of Epic name, logos, trademarks, and service marks, subject to prior written approval by Epic, in connection with sales and marketing materials developed, produced and used by TriZetto.

- All out of pocket costs including travel in the package are not included. Epic will assist TriZetto with the Medic client sales demos as requested, and include the trips in the PACKAGE.

-    Access to the Epic Website for questions about the products.

-    Sales technique packets on how to sell our systems, when available.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT 6

              DEFINITION OF A "VOLUME" BY ITEM OF PROGRAM PROPERTY

"Volume" is defined differently for different Items of Program Property. Except as otherwise noted below, "Volume" is determined according to the number of "Patient Visits" relating to such Item. For such purposes, "Patient Visit" is defined by Item of Program Property as follows:

     o With respect to the [*], "Patient Visit" is a [*] between one or more [*] and a patient that results in the [*]. Such encounters shall be counted as a [*]. Encounters with persons other than [*] shall not be counted if each such encounter is [*] directly resulting from a [*] so that there is no more than [*] for each counted [*] otherwise such encounters shall be counted as [*].

     o With respect to the [*] a "Patient Visit" is a [*] except that [*] for the [*] are counted as [*].

     o With respect to [*] a "Patient Visit" is any patient visit that [*] plus any occurrence of a charge for a patient using [*]. If the [*] is not licensed under this agreement, then Patient Visit [*].

     o With respect to the [*] "Patient Visits" will be determined according to the [*]. The "Patient Visits" [*] will be based on the Patient Visits used by the first [*]. You have licensed in the following list [*].

     o With respect to the [*] Volume is based on both "Patient Visits" and "Additional Active Patient Records" as defined below. A "Patient Visit" for [*] is any [*] or the [*] is licensed [*] then Your Volume for [*] is determined exclusively using the [*].

The "Volume" for certain applications is based in whole or in part on "Additional Active Patient Records." For such purposes, "Additional Active Patient Records" is defined as follows:


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

     o With respect to the [*] an "Additional Active Patient Record" is any [*] and not accessed by the [*] during any given one year tracking period. [*].

     o With respect to the [*] an "Additional Active Patient Record" is any [*] shall include [*] shall not be included in the [*].

The "Volume" for the [*] is based solely on [*].

The "Volume" for the [*] and the [*] is based on the total number of [*] are the total number of [*] that are [*].

The "Volume" for the [*] is based on Patient Days. A "Patient Day" [*] and any visits by a patient to one of [*] all to the extent that the [*] has been used [*] to such [*]. A minimum of [*] is used.

Certain Items are licensed based on user level. When this is applicable, these Items are indicated on Exhibit 1(a).

With respect to other Items of Program Property, Epic will determine which of the above counts is appropriate or whether an alternative means of determining Volume is appropriate.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT 7

                            EPIC SYSTEMS CORPORATION

                                SUPPORT POLICIES

Telephone consultation and assistance support will be available to You at any time, 24 hours per day and 7 days per week as provided below.

REGULAR BUSINESS HOURS

Our regular business hours are 8 a.m. to 5:30 p.m., Monday through Friday, Central Time, excluding holidays (currently New Year's Day, Good Friday, Memorial Day, July 4, Labor Day, Thanksgiving, Christmas Eve, Christmas, and New Year's Eve.). During our regular business hours, telephone consultation and assistance concerning the Program Property under the Maintenance Program will be provided at no additional charge.

EXTENDED DAILY SUPPORT

Extended hours are 7 a.m. to 8 a.m., and 5:30 p.m. to 8:00 p.m., Central Time Monday through Friday, holidays excluded, for urgent problems. There will be an operator at Epic to answer your calls. There is no additional charge for this support.

AFTER HOURS SUPPORT

For urgent problems after 8:00 p.m. or before 7:00 a.m. Central Time, or on holidays you can dial support directly at [*]. Or, you can access urgent support through our regular phone number by dialing "0" when you hear the message. (There will be a 10 second delay.)

During the Maintenance Program, consultation and assistance concerning any Program Errors at any time will be provided by Epic without any additional charge as provided in your Agreement.

If you request consultation and assistance after 8:00 p.m. or before 7:00 a.m. Central Time or on a holiday or weekend, and such consultation and assistance is not with respect to a Program Error, then there is an additional charge for this service as follows:

     PLANNED AFTER HOURS SUPPORT

     You can schedule support for an evening, weekend, or holiday. The charge is [*] the hourly rate for the task, with a $[*].

     UNPLANNED AFTER HOURS SUPPORT

     A signed authorization (fax, Change Order, etc.) is required. Please fax it before you call. If you have a Standing Purchase Order with Epic, the charge is [*] the hourly rate for the task, with a $[*]. Without a Standing Purchase Order, the charge is twice the hourly rate for the task, with a $[*].

     24 HOUR SUBSCRIPTION SERVICE POLICY

     A seven days a week, 24 hours a day service is available at standard hourly rate plus a base fee (based on number of software systems, number of sites/directories, and size of installation). Please contact Epic for details.

      These prices are available only to customers on standard maintenance.

   Epic reserves the right to change these policies and prices without notice.



[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT 8

                             SERVICE RESPONSE TIMES

1. Epic will use reasonable efforts to acknowledge errors identified by Licensee and provide workarounds or corrections according to the following schedule as measured from Epic's receipt of the request and in accordance with the priority level of the Error, as set forth below.

     LEVEL OF PRIORITY:

     Level 1 Critical: The problem renders the Program Property unusable at one or more Data Centers or Medical Centers or severely impacts normal processing at any such Data Center or Medical Center or the problem threatens the integrity of clinical data.

     Level 2 Serious but not Critical: The problem affects a portion of the Program Property at one or more Data Centers or Medical Centers and makes that portion of the Program Property unusable.

     Level 3 Not Serious: The problem is of minor nature and does not substantially affect the use of the Program Property at one or more Data Centers or Medical Centers.

     RESPONSE TIMES: *

     Level 1: Acknowledgment of the problem within one (1) hour and initiation of action immediately thereafter.

     Level 2: Acknowledgment of the problem within four (4) hours and initiation of action within same day.

     Level 3: Acknowledgment of the problem within one (1) business day.

     * The response times set forth above are for service requests made during Epic's regular business hours. For service requested at other times, the anticipated response times shall be tripled; however, Epic shall make reasonable effort to provide response within one hour for Level 1 problems. The response times are determined from the earlier of the time that (i) Licensee receives a tracking number from Epic that is assigned specifically to that service request; or (ii) Epic's answering service answers Licensee's call after Epic's regular business hours and Licensee clearly informs the answering service that the call is a request for after-hours support service. Messages left in Epic's voice mail system shall not constitute service requests for purposes of this response time policy.

2. Epic will use reasonable efforts to provide a workaround or correction within one (1) day for any Level 1 problems and within four (4) days for any Level 2 problem. For Level 3 problems, Epic and Licensee shall mutually agree on an appropriate response time for providing a workaround or correction, including providing the correction in a later release of the Software.

3. Licensee may escalate any unresolved problem to the responsible Epic product manager or to Epic's President, at Licensee's sole discretion.

                             [*] SOFTWARE ADDENDUM

                            STANDARD ADDENDUM - [*]

A part of the software supplied to Licensee by Epic consists of the software (either M or Cache, as applicable) from [*]. The following terms and conditions apply to the sublicense of the Sublicensed Software from Epic to Licensee, as required and authorized by [*].

1.   REPRESENTATION OR WARRANTIES OF [*]

     EXCEPT AS EXPRESSLY PROVIDED HEREIN, [*] DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION, MERCHANTABILITY, TITLE, DESIGN, OPERATION OR FITNESS FOR A PARTICULAR PURPOSE OF THE SUBLICENSED SOFTWARE OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SUBLICENSED SOFTWARE.

     a.   [*] hereby represents and warrants as follows:

          (i) [*] has (a) valid title to the Sublicensed Software, free of all liens, encumbrances, restrictions and claims of others, (b) the right to license the same to Epic, and (c) the right to license Epic to grant sublicenses of the type granted to User by Epic.

          (ii) Any Sublicensed Software services performed hereunder or under any Sublicensed Software maintenance agreement between [*] and Epic shall be performed by highly skilled personnel qualified to perform such services and such services shall be performed in a professional and workmanlike manner in accordance with the then prevailing standards of the computer services industry.

         (iii) The Sublicensed Software and its use do not and will not violate or infringe upon any currently issued United States patent or any copyright, trade secret or other property right (whether conferred by statute, code, common law, or otherwise) of any other person or entity that is valid or enforceable in the United States or in any country in which Epic now maintains or hereafter maintains any office, property or data processing services.

          (iv) The Sublicensed Software, as delivered by [*], is free from defects in manufacturing and materials and shall operate substantially in the conformance with the Applicable Specifications relating to such Sublicensed Software until thirty
               (30) days after the later of (a) initial delivery of the Sublicensed Software to User, and (b) the date when Epic Program Property is first in live operation by User (the "Software Warranty Period").

     b. During the Software Warranty Period, [*] shall promptly provide, through Epic and at no charge to User, corrections, modifications or additions to the Sublicensed Software in the event that Epic notifies [*] in writing of any substantive errors in the Sublicensed Software. User shall assist Epic and, upon request, [*], in identifying the circumstances in which any such substantive errors are discovered and, if requested by Epic or [*], shall document the existence of the same. In no event shall [*] have any responsibility to correct any data base errors or errors or damages caused by or arising out of the hardware defects or input errors or resulting


[*] Confidential portions omitted and filed separately with the Securities and
    Exchange Commission
          from changes to or modifications of the Sublicensed Software made by Epic or User without the express written approval of [*].

     c. All warranty claims or other claims pursuant to this section shall be made to [*] through Epic.

     d. The foregoing representations and warranties are by [*] only. Epic makes no representations or warranties pursuant to, and Epic shall have no liability arising out of, this section.

2.   INDEMNIFICATION OF INTERSYSTEMS

     a. [*] shall, and hereby agrees to, indemnify, defend, and hold harmless User and its officers, employees, agents, and representatives, from and against any and all claims, actions damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses arising out of the defense of any claim, whether proven or not) arising from or based upon a breach by [*] of any of its representations or warranties in Section 1(a) hereunder, including, without limitations, any claim or allegation that the Sublicensed Software (or any component or part thereof) infringes upon or violates any patent, copyright, trade secret, or other proprietary right referenced in Section 1(a)(iii) above.

     b. (i) The indemnities specified in Section 2(a) above shall not apply to a specific claim, action, or allegation unless User shall have provided written notice of such claim, action, or allegation to [*] as soon as practicable, and shall have granted [*] full opportunity to control the response thereto and the defense thereof, including without limitation any agreement relating to the settlement thereof, provided, however, that user shall have the right to monitor, at its own expense, [*] defense of any such claim, action, or allegation and, if necessary, to preclude a default judgment or other loss of rights, to file pleadings on its behalf in the event [*] fails to fulfill its obligation to defend User pursuant to this Section 2.

          (ii) In the case of a claim based on a breach of the representation and warranty contained in Section 1(a)(iii) above, the indemnity specified in Section 2(a) shall not apply to any claim, action, or allegation (or any judgment or order related thereto) based upon: (a) the use by User of the Sublicensed Software in combination with other hardware or software not supplied by [*], where the use of the Sublicensed Software alone is not claimed or alleged to be an infringement; (b) the modification or alteration of the Sublicensed Software in a manner that is not approved by [*]; or (c) the failure by User to implement a release or engineer change order for the Sublicensed Software issued by [*] (which release or change order does not preclude the Sublicensed Software from meeting the standards specified in Section 1(b))

     c. In the event that the Sublicensed Software (or any component or part thereof) becomes the subject of any claim, action, or allegation of the type specified in Section 1(a)(iii), [*] shall promptly use all reasonable efforts at its expense: (a) to procure for User the right to continue using the Sublicensed Software (or applicable component or part thereof); or (b) if such continued use cannot be so procured, to modify it to become non-infringing; or (c) if such modification cannot be so implemented, to provide substitute hardware, software, or other products, components or parts of similar capability acceptable to and approved by User, which approval shall not be unreasonably withheld or delayed.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission

     d. THE FOREGOING STATES THE ENTIRE OBLIGATION OF [*] WITH RESPECT TO THE INFRINGEMENT OF PATENTS, COPYRIGHTS, AND OTHER PROPRIETARY RIGHTS.

     e. The foregoing indemnification is by [*] only. Epic makes no indemnification pursuant to, and Epic shall have no liability arising out of, this section.

3.   LIMITATION OF LIABILITY

     Except as specifically set forth in Sections 1 and 2 above, [*] shall have no liability of any kind to the User, whether direct or indirect, for any loss or damage suffered by the User or its employees, agents or representatives, or customers or patients using the facilities or retaining the services of the User, as a result of or arising out of the Sublicensed Software.

     The liability of [*] for any loss or damage directly or indirectly suffered by User as a result of any defects in the Sublicensed Software or any acts of omission of [*] or its officers, employees, agents, or representatives hereunder shall in no event exceed any amount equal to the license fees paid or owed to [*] by Epic in respect of the Sublicensed Software and/or services on account of which User has suffered loss or damage. The foregoing shall not apply to claims of property damage or bodily injury or those claims based on the willful misconduct of InterSystems.

     WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL [*] BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT TORT, OR ANY OTHER LEGAL THEORY EVEN IF [*] HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUCH DAMAGES SHALL INCLUDE, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF SAVINGS OR REVENUE, LOSS OF USE OF THE LICENSED SOFTWARE OR ANY ASSOCIATED EQUIPMENT OR SOFTWARE, COST OF CAPITAL, COST OF ANY SUBSTITUTE EQUIPMENT, FACILITIES OR SERVICES, DOWNTIME, THE CLAIMS OF THIRD PARTIES (INCLUDING, WITHOUT LIMITATION, CUSTOMERS OR OTHER PERSONS USING THE FACILITIES OF THE USER), AND PROPERTY DAMAGE.

4.   PROPRIETARY RIGHTS AND CONFIDENTIALITY

     a. The Sublicensed Software and related materials (including, without limitation, the System Documentation) are and shall remain, the sole property of [*] or one or more of its affiliates. No right to print or copy, in whole or in part, any such Sublicensed Software, System Documentation or related materials is granted hereunder except as herein expressly provided.

     b.   EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE USER AGREES NOT TO
          (i) DECOMPILE, DISASSEMBLE OR REVERSE ENGINEER THE LICENSED SOFTWARE OR (ii) USE OR DISCLOSE OR DIVULGE TO OTHERS ANY DATA OR INFORMATION RELATING TO THE LICENSED SOFTWARE AND/OR THE TECHNOLOGY, IDEAS, CONCEPTS, KNOW-HOW AND TECHNIQUES EMBODIED THEREIN.

     c. The obligations of confidentiality and non-use described in Section 4(b) above shall not be deemed to include disclosure or other use of such data or information to the extent that the User can prove the same is or becomes publicly known within the public domain (other than by acts attributable to the User or any of its officers, agents, shareholders of


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

          privately-held companies, employees or representatives). Information shall not be deemed to be in the public domain by reason of the general licensing and other commercial disposition of the Sublicensed Software by [*] in the ordinary course of its business. The existence of a copyright notice shall not cause, or be deemed or construed as causing, the Sublicensed Software or System Documentation to be published copyright work or to be in the public domain.

     d. Nothing contained in this Section shall prohibit the User or any of its officers, agents, shareholders, employees or representatives from:

          (i) using his or its general technical skills when not otherwise inconsistent with the terms hereof; or

          (ii) disclosing data or information pursuant to any enforceable administrative or judicial order, provided, however, that the User first notifies [*] of the entry or existence of such order and of the User's intention to comply with its terms. Data or information shall not be deemed to be in the public domain solely by reason of any such order.

     e.   The User further agrees:

          (i) except for back-up security purposes, not to copy, reproduce or duplicate, or allow to be copied, reproduced or duplicated, in whole or in part, the Sublicensed Software, System Documentation or any related materials without the prior written consent of InterSystems;

          (ii) not to provide or otherwise make available any Sublicensed Software, System Documentation or related materials in any form to any other Person or organization, without the prior written consent of InterSystems; and

          (iii) that it will take appropriate action with its officers, agents, shareholders, employees or representatives, by instruction, agreement or otherwise, to satisfy its obligations under this Agreement with respect to use, copying, modification, and protection and security of the Sublicensed Software, System Documentation and related materials. Without limiting the generality of the foregoing, the Customer shall in any event denote the same degree of care to protecting the Sublicensed Software and System Documentation as it devotes to the protection of its own confidential and proprietary information.

     f. In the event of any breach or threatening breach of the provisions of this Section, [*] shall, in addition to all other rights and remedies available to it at law or in equity, be entitled to a temporary or permanent decree or order restraining and enjoining such breach and the User shall not plead in defense thereto that there would be an adequate remedy at law, it being hereby expressly acknowledged and understood that damages at law will be an inadequate remedy in the event of such a breach or threatened breach.

     g. If, having complied with the foregoing provisions of this Section, the User has actual notice of any unauthorized possession, use or knowledge of any part of the Sublicensed Software or physical embodiment thereof, or of the System Documentation any other information made available pursuant to this Agreement by anyone else other than Persons authorized by this Agreement to have such possession, use or knowledge, the User agrees to notify [*] promptly of the circumstances surrounding such unauthorized possession, use or knowledge.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

     h. The User shall not remove or destroy any proprietary markings or proprietary legends placed upon or contained within the Sublicensed Software or any related materials or System Documentation in the User's possession.

     i. Subject to other restrictions contained herein, User shall have the right to grant access to the Sublicensed Software to others to the same extent that User has the right to grant access to Epic's Program Property under User's license agreement with Epic.

5.   DEFINITIONS

     For the purposes of this Addendum only, the following definitions apply to the capitalized terms as follows.

     "Affiliate" means, as to a specified Person, any entity controlling, controlled by or under common control with such Person. For purposes of this definition the term "control" shall mean the power to control the operations and policies of such Entity, whether by ownership of voting stock or other securities or interests, by contract or otherwise.

     "Sublicensed Software" means the computer programs (which, unless otherwise determined by [*] in its sole discretion, shall be in Object Code version only) licensed by [*] through Epic to the Customer hereunder, which are more fully identified as [*] software in Exhibit 1(a) to the Epic Standard License Agreement of which this is a part, together with any Enhancements and related items which InterSystems may announce while the Agreement is in effect.

     "System Documentation" means the documentation, reference manuals, user guides and other standard visually readable materials relating to the Sublicensed Software furnished by [*] to the VAR (Epic) and licensed by Epic to the Licensee hereunder.

     "User" means the Licensee in the Epic License and Support Agreement to which this is a part.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                  [*] ADDENDUM

This is a software license granted by [*], with its mailing address at [*]. The [*] (SOFTWARE) is licensed to you as the end user; it is not sold. The SOFTWARE is subject to the following license terms and conditions.

1.   LICENSE

     1.1  COPYRIGHT

          The SOFTWARE is copyrighted material. Once you have paid the required license fee, you may use the SOFTWARE for as long as you do not violate the copyright and if you follow these simple rules.

     1.2  MAXIMUM NUMBER OF USERS

          You may use the SOFTWARE on any computer or computer network for which it is designed so long as no more than the specified number of user(s) (see comments in Exhibit 1(a) to the main license agreement with Epic) use it at any one time. If you increase the number of users as indicated above, you must upgrade your license to the appropriate number of users or pay for additional copies of the SOFTWARE.

     1.3  BACKUP COPIES

          You may make no more than three (3) copies of the SOFTWARE for backup purposes and all such copies, together with the original, must be kept in your possession or control.

     1.4  MODIFICATIONS

          You may not make any changes or modifications to the Licensed SOFTWARE, and you may not decompose, disassemble, or otherwise reverse engineer the SOFTWARE. You may not rent or lease it to others.

     1.5  BREACH OF THIS AGREEMENT

          In the event you breach this license agreement, [*] may at its sole option in addition to other remedies terminate your right to use the SOFTWARE.

2.   USING COMPILED QUERY ROUTINES

     2.1  QUERY ROUTINES

          Compiled Query Routines that are generated by the [*] compiler may be used, given away or sold without additional license or fees.

3.   LIMITED WARRANTY

     3.1  DISTRIBUTION MEDIA AND DOCUMENTATION

          [*] warrants the physical distribution media (diskettes, tape, etc.) and physical documentation shipped with the SOFTWARE to be free of defects in materials and workmanship for a period of 60 days from the purchase date. If [*] receives notification within the warranty period of defects in materials or workmanship, and such notification is determined to be correct, [*] will replace the defective distribution media or documentation.

     3.2  PRODUCT RETURNS

          DO NOT RETURN ANY PRODUCT UNTIL YOU HAVE CALLED THE [*] CUSTOMER SERVICE DEPARTMENT AND OBTAINED AUTHORIZATION FOR SUCH RETURN.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission

     3.3  BREACH OF THIS LIMITED WARRANTY

          The entire and exclusive liability and remedy for breach of this Limited Warranty shall be limited to replacement of defective distribution media or documentation and shall not include or extend any claim for or right to recover any damages, including but not limited to, loss of profit, data or use of the SOFTWARE, or special, incidental or consequential damages or other similar damage claims, even if [*] has been specifically advised of the possibility of such damages. In no event will [*] liability for any damages to you or any other person ever exceed the lower of suggested list price or actual price paid for the license to use the SOFTWARE, regardless of any form of claim.

     3.4  YOUR LEGAL RIGHTS

          This limited warranty gives you specific legal rights; you may have others which vary from state to state. Some states do not allow the exclusion of incidental or consequential damages, or the limitation on how long an implied warranty lasts, so some of the above may not apply to you.

     3.5  NO OTHER WARRANTIES

          [*] SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.   GOVERNING LAW AND GENERAL PROVISIONS

     4.1  STATE OF VIRGINIA

          This license and Limited Warranty shall be construed, interpreted and governed by the laws of the State of Virginia and any action hereunder shall be brought only in Virginia. If any provision is found void, invalid or unenforceable it will not affect the validity of the balance of this license and Limited Warranty which shall remain valid and enforceable according to its terms. If any remedy hereunder is determined to have failed of its essential purpose, all limitations of liability and exclusion of damages set forth herein shall remain in full force and effect. This License and Limited Warranty may only be modified in writing signed by you and a specifically authorized representative of [*].

     4.2  RESTRICTED RIGHTS LEGEND

          Use, duplication or disclosure by the U.S. Government of the computer software and documentation in this package shall be subject to the restricted rights under DFARS 52.227-7013 applicable to commercial computer software. All rights not specifically granted in this statement are reserved by [*].


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                                  [*] ADDENDUM

The following provisions apply to the license to the [*] Corporation object code version of [*] Software") licensed under the Agreement.

1. If there is a limitation on the number of copies specified in Exhibit 1(a) of the Agreement, then You may not make any additional copies of the [*] Software and may use only the number of copies stated in Exhibit 1 (a). If
     Exhibit 1(a) states that you have a site license, then You may use an unlimited number of copies of the [*] Software for a single Directory, but only in conjunction with Your licensed use of Program Property. In either case, this is a run-time license only.

2. You shall not grant any sublicenses to the [*] Software to any other party and You shall not sell or otherwise transfer any copies to any other party.

3. The [*] Software remains the proprietary property of [*] Corporation. You shall not reverse engineer, disassemble, or decompile the [*] Software. You shall comply with all United States export or technology transfer restrictions at all times in connection with the [*] Software.

4. DISCLAIMER OF WARRANTY: THE [*] SOFTWARE (INCLUDING WITHOUT LIMITATION ANY DOCUMENTATION RELATED TO THE [*] SOFTWARE) IS BEING PROVIDED AND IN EACH CASE SHALL BE PROVIDED TO YOU STRICTLY "AS IS" WITHOUT WARRANTY OF ANY KIND. NO WARRANTY OF ANY KIND IS BEING PROVIDED OR WILL BE PROVIDED TO YOU OR ANY THIRD PARTY. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE [*] SOFTWARE IS HEREBY EXPRESSLY ASSUMED BY YOU. EPIC AND [*] CORPORATION EACH HEREBY DISCLAIM ANY AND ALL WARRANTIES OF ANY KIND OR NATURE PERTAINING OR RELATING TO THE [*] SOFTWARE OR ANY PART THEREOF, WHETHER EXPRESS OR IMPLIED OR WRITTEN OR ORAL, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission